Filed Pursuant to Rule 424(b)(3)
Registration No. 333-191706

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

SUPPLEMENT NO. 1 DATED NOVEMBER 19, 2015

TO THE PROSPECTUS DATED NOVEMBER 16, 2015

This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT II, Inc. (the “Company”), dated November 16, 2015. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1) the status of the offering of shares of common stock of the Company;

(2) an update to the “Questions and Answers About This Offering” section of our prospectus;

(3) an update to the “Risk Factors” section of our prospectus;

(4) an update to the “Management Compensation” section of our prospectus;

(5) an update to the property statistics table included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 26, 2015;

(6) Management’s Discussion and Analysis of Financial Condition and Results of Operations section, substantially the same as that which was filed in our Quarterly Report on Form 10-Q on November 16, 2015;

(7) updated financial information regarding the Company; and

(8) revised forms of our subscription agreements.

Status of Our Public Offering

We commenced our initial public offering of $2,350,000,000 of shares of our common stock (the “Offering”), consisting of up to $2,250,000,000 of shares in our primary offering and up to $100,000,000 of shares pursuant to our distribution reinvestment plan, on May 29, 2014. We are publicly offering two classes of shares of common stock, Class A shares and Class T shares, in any combination with a dollar value up to the maximum offering amount. As of November 17, 2015, we had accepted investors’ subscriptions for and issued approximately 43,660,000 shares of Class A common stock in the Offering, resulting in receipt of gross proceeds of approximately $433,498,000. As of November 17, 2015, we had approximately $1,916,502,000 in Class A shares and Class T shares of common stock remaining in our Offering.

Questions and Answers About This Offering

The answer to the question “What is the difference between the Class A and Class T shares being offered?” contained in the “Questions and Answers About This Offering” section on page 5 of the prospectus is superseded and replaced its entirety as follows:

A: We are publicly offering two classes of shares, Class A shares and Class T shares, at the initial offering price of $10.00 per Class A share and $9.574 per Class T share for the primary offering, and $9.50 per Class A share and $9.095 per Class T share for the distribution reinvestment plan. The share classes have different selling commissions, and there will be an ongoing distribution fee with respect to Class T shares sold in the primary offering. Specifically, we pay to our dealer manager selling commissions of up to 7.0% of gross proceeds from the sale of Class A shares, and up to 3.0% of the gross proceeds from the sale of Class T shares sold in the primary offering. We pay our dealer manager a dealer manager fee of up to 3.0% of proceeds from the primary offering of Class A and Class T shares, provided, however, that the dealer manager fee we pay on the Class T shares may change in the future. In addition, for Class T shares sold in the primary offering, we will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 1.0% of the amount of the purchase price per share (or, once reported, the NAV for the Class T shares) on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares. We will continue paying the distribution fees with respect to Class T shares sold in the primary offering until the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) upon the completion of this

Offering, total underwriting compensation in this Offering equaling 10.0% of the gross proceeds from the primary offering, (iii) such Class T shares no longer being outstanding; or (iv) the passage of four years following the first Class T purchase in the primary offering. We cannot predict when this will occur. Although we cannot predict the length of time over which stockholders will pay distribution fees due to a number of factors that are not within our control, such as the pace of fundraising and the portion of shares sold that are Class A compared to Class T, distribution fees on Class T shares may not be paid longer than four years following the first Class T purchase in the primary offering. As a result, the maximum amount of distribution fees that a Class T stockholder may pay is approximately $0.38 per share, assuming a $9.574 share price, which, when combined with selling commissions, dealer manager fees and other elements of underwriting compensation, would not exceed the 10% cap on aggregate underwriting compensation imposed by FINRA. Investors who subscribe for Class T shares after the first Class T purchase, however, will pay lower aggregate distribution fees. We will not pay selling commissions, dealer manager fees or distribution fees with respect to shares issued under our distribution reinvestment plan. Below is a summary of the differences between the Class A and Class T shares being offered.

Class A Shares

•	A front end selling commission, which is a one-time fee charged at the time of purchase of the shares. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution” for additional information.

Class T Shares

•	Lower front end selling commission than Class A shares. Selling commissions on Class T shares may be reduced or waived in certain circumstances. See “Plan of Distribution” for additional information.

•	Class T shares purchased in the primary offering pay a distribution fee which will accrue daily in the amount of 1/365 of 1.0% of the purchase price per share (or, once reported, the NAV for the Class T shares) of Class T shares sold in the primary offering, which may increase the cost of your investment and may cost you more than paying other types of selling commissions. The distribution fee paid in respect of Class T shares sold in the primary offering will be allocated to the Class T shares as a class cost, and these fees will impact the amount of distributions payable on all Class T shares, including those sold issued under our distribution reinvestment plan.

The fees and expenses listed above, including the distribution fee, will be allocated on a class-specific basis. The payments of class-specific expenses are expected to result in different amounts of distributions being paid with respect to each class of shares. Specifically, we will reduce the amount of distributions that would otherwise be authorized on Class T shares to account for the ongoing distribution fee payable on Class T shares. Therefore, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing distribution fees. In addition, as a result of the allocation of the distribution fee to the Class T shares as a class, the Class T shares could have a lower NAV per share if distributions on the Class T shares are not adjusted to take account of such fee. See “Description of Securities” and “Plan of Distribution” for a discussion of the differences between our classes of shares.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to their respective NAV for each class until the NAV for each class has been paid. The estimated value per share will be calculated on a company-wide basis, with any adjustments to Class A or Class T shares made subsequent to such company-wide calculation. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Until we calculate our first NAV, we intend to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares. See “Description of Securities” for more details regarding our classes of shares.

Class A shares and Class T shares each are available for purchase by the general public through various distribution channels (See “Plan of Distribution”). Only Class A shares are available for purchase in this Offering by our executive officers and board of directors and their immediate family members, as well as officers and employees of the advisor and other affiliates of the advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers.

Risk Factors

The following risk factor is inserted as a new risk factor in the “Risk Factors—Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc.” section beginning on page 33 of the prospectus:

The Secretary of the Commonwealth of Massachusetts has charged an affiliate of our dealer manager with fraudulent casting of shareholder proxy votes and is seeking to suspend that entity’s broker-dealer registration in Massachusetts. Suspension of our offering by participating broker-dealers due to the affiliated relationship could adversely affect our ability to raise proceeds in the Offering, and could adversely affect our ability to obtain additional debt financing.

On November 12, 2015, the Secretary of the Commonwealth of Massachusetts charged an affiliate of our dealer manager with fraudulent casting of shareholder proxy votes. While the complaint does not relate to us, our unaffiliated dealer manager or the Offering, the complaint does seek to revoke the broker-dealer registration in Massachusetts of our dealer manager’s affiliate. If participating broker-dealers determine to suspend, rescind or refuse to execute soliciting dealer agreements with our dealer manager as a result of this complaint, we may not be able to raise a substantial amount of additional capital in the Offering. If we are not able to raise a substantial amount of additional capital, including in our Offering and our credit facility, we may have difficulty in identifying and investing in properties or other assets that satisfy our investment objectives. This could also adversely affect our ability to pay regular distributions to stockholders.

Management Compensation

The following information replaces in its entirety the discussion following footnote (7) on page 106 in the “Management Compensation” section of the prospectus:

The following table summarizes the cumulative compensation, fees and reimbursements incurred by us, the advisor and its affiliates related to the offering stage as of September 30, 2015 and December 31, 2014 and amounts outstanding as of September 30, 2015 and December 31, 2014 (amounts are rounded):

	Incurred		Outstanding
	As of September 30, 2015	As of December 31, 2014	As of September 30, 2015	As of December 31, 2014
Offering Stage:
Selling commissions(1)	$24,669,000	$4,428,000	$61,000	$44,000
Dealer manager fee(2)	11,413,000	2,048,000	28,000	25,000
Other organization and offering expenses (3)	7,678,000	4,205,000	431,000	2,524,000

	$43,760,000	$10,681,000	$520,000	$2,593,000

(1)	Our dealer manager reallowed $24,677,000 and $4,428,000 of the selling commissions incurred as of September 30, 2015 and December 31, 2014, respectively.
(2)	Our dealer manager reallowed $3,661,000 and $525,000 of the dealer manager fees incurred as of September 30, 2015 and December 31, 2014, respectively.
(3)	We reimbursed our advisor approximately $7,247,000 and $1,382,000 in other organization and offering costs as of September 30, 2015 and December 31, 2014, respectively.

The following table summarizes the cumulative compensation, fees and reimbursements incurred by us, our advisor and its affiliates related to the operational stage as of September 30, 2015 and December 31, 2014 and amounts outstanding as of September 30, 2015 and December 31, 2014 (amounts are rounded):

	Incurred		Outstanding
	As of September 30, 2015	As of December 31, 2014	As of September 30, 2015	As of December 31, 2014
Acquisitions and Operations Stage:
Acquisition fees and expenses	$6,998,000	$1,844,000	$4,000	$4,000
Asset management fees	1,205,000	72,000	217,000	66,000
Property management and leasing fees and expenses	323,000	9,000	72,000	3,000
Operating expenses(1)	874,000	288,000	75,000	29,000

	$9,400,000	$2,213,000	$368,000	$102,000

(1)	We reimbursed our advisor approximately $780,000 and $82,000 in operating expenses, including legal, accounting and board of directors’ compensation, paid by the advisor on our behalf as of September 30, 2015 and December 31, 2014, respectively. As of December 31, 2014, our advisor waived, without recourse, approximately $236,000, or 82%, of operating expenses, including overhead and payroll-related expenses incurred by the advisor in performance of the services provided to us as of such period, as a result of the limitation imposed by the NASAA Guidelines limiting general and administrative expenses to 2% of average invested assets or 25% of net income. The advisor has not agreed to waive any future costs.

During the nine months ended September 30, 2015 and the year ended December 31, 2014, no commissions or fees were incurred for services provided by our advisor and its affiliates related to the liquidation/listing stage.

Property	Statistics

The following table supersedes and replaces in its entirety the table in the “Investment Objectives, Strategy and Policies—Property Statistics” section beginning on page 134 of the prospectus:

The following table shows the property diversification of our real estate portfolio as of November 19, 2015:

Property	MSA	Segment	Date Acquired	Year Built	Physical Occupancy	Gross Leased Area (Sq Ft)	Encumbrances
Cy Fair Surgical Center	Houston-The Woodlands-Sugar Land, TX	Healthcare	07/31/2014	1993	100.0%	13,645	$ —(1)
Mercy Healthcare Facility	Cincinnati, OH-KY-IN	Healthcare	10/29/2014	2001	100.0%	14,868	—(1)
Winston-Salem, NC IMF	Winston-Salem, NC	Healthcare	12/17/2014	2004	100.0%	22,200	—(1)

Property	MSA	Segment	Date Acquired	Year Built		Physical Occupancy	Gross Leased Area (Sq Ft)	Encumbrances
New England Sinai Medical Center(2)	Boston-Cambridge-Newton,MA-NH	Healthcare	12/23/2014	1967/1973	(3)	100.0%	180,744	$ —(1)
Baylor Surgical Hospital at Fort Worth	Dallas-Fort Worth-Arlington, TX	Healthcare	12/31/2014	2014		100.0%	83,464	—(1)
Baylor Surgical Hospital Integrated Medical Facility	Dallas-Fort Worth-Arlington, TX	Healthcare	12/31/2014	2014		87.3%	7,219	—(1)
Winter Haven Healthcare Facility	Lakeland-Winter Haven, FL	Healthcare	01/27/2015	2009		100.0%	7,560	—
Heartland Rehabilitation Hospital	Kansas City, MO-KS	Healthcare	02/17/2015	2014		100.0%	54,568	—(1)
Indianapolis Data Center	Indianapolis-Carmel-Anderson,IN	Data Center	04/01/2015	2000	(4)	100.0%	43,724	—(1)
Clarion IMF	Pittsburgh, PA	Healthcare	06/01/2015	2012		100.0%	33,000	—(1)
Post Acute Webster Rehabilitation Hospital	Houston-The Woodlands-Sugar Land, TX	Healthcare	06/05/2015	2015		100.0%	53,514	—(1)
Eagan Data Center	St. Cloud, MN	Data Center	06/29/2015	1998	(5)	100.0%	87,402	—
Houston Surgical Hospital and LTACH	Houston-The Woodlands-Sugar Land, TX	Healthcare	06/30/2015	1950	(6)	100.0%	102,369	—(1)
Kentucky Maine Ohio IMF Portfolio	(7)	Healthcare	07/22/2015		(8)	100.0%	293,628	—(1)

Property	MSA	Segment	Date Acquired	Year Built	Physical Occupancy	Gross Leased Area (Sq Ft)	Encumbrances
Reading Surgical Hospital	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Healthcare	07/24/2015	2007	100.0%	33,217	$ —(1)
Post Acute Warm Springs Specialty Hospital of Luling	Austin-Round Rock, TX	Healthcare	07/30/2015	2002	100.0%	40,901	—(1)
Minnetonka Data Center	Minneapolis-St. Paul- Bloomington, MN-WI	Data Center	08/28/2015	1985	100.0%	135,240	—(1)
Nebraska Healthcare Facility	Omaha-Council Bluffs, NE-IA	Healthcare	10/14/2015	2014	100.0%	40,402	—(1)

						1,247,665	$ —

(1)	Property collateralized under the KeyBank Credit Facility. As of November 19, 2015, 20 commercial real estate investments were collateralized under the KeyBank Credit Facility and we had debt of $70,000,000 outstanding thereunder.
(2)	The New England Sinai Medical Center consists of two buildings.
(3)	The New England Sinai Medical Center was renovated in 1992.
(4)	The Indianapolis Data Center was renovated in 2014.
(5)	The Eagan Data Center was renovated in 2015.
(6)	The Houston Surgical Hospital and LTACH was renovated in 2005 and 2008.
(7)	Various metropolitan and micropolitan statistical areas.
(8)	The Kentucky Maine Ohio IMF Portfolio consists of five properties which were constructed in various years from 1959 to 2014. The property constructed in 1959 was renovated in 1970 and 2013.

We believe the properties are adequately covered by insurance and are suitable for their respective intended purposes. We currently have no plans for any material renovations, improvements or development of the properties. Depreciation is recorded on a straight-line basis over the estimated useful life of the building, or 40 years, and over the shorter of the lease term or useful life of the tenant improvements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed consolidated financial statements and the notes thereto, and the other unaudited financial information appearing elsewhere in this prospectus supplement.

The terms “we,” “our,” and the “Company” refer to Carter Validus Mission Critical REIT II, Inc., Carter Validus Operating Partnership II, LP, or our Operating Partnership, and all wholly-owned subsidiaries.

Overview

We were formed on January 11, 2013 under the laws of Maryland to acquire and operate a diversified portfolio of income-producing commercial real estate with a focus on data centers and healthcare properties, preferably with long-term net leases to investment grade and other creditworthy tenants, as well as to make other real estate-related investments that relate to such property types. We commenced principal operations on July 3, 2014 when we satisfied our minimum offering requirement and issued approximately 213,333 shares of our Class A common stock for gross proceeds of $2,000,000. We elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with the taxable year ended December 31, 2014. We are offering for sale to the public on a “best efforts” basis a maximum of $2,350,000,000 in shares of common stock, which we refer to as our Offering, which consists of up to $2,250,000,000 of shares in our primary offering and up to $100,000,000 of shares of common stock to be made available pursuant to a distribution reinvestment plan, or the DRIP, pursuant to our registration statement on Form S-11, or our Registration Statement, filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, which was declared effective by the SEC on May 29, 2014. We are offering two classes of shares of common stock, Class A shares and Class T shares, in any combination, with a dollar value up to the maximum offering amount. The initial offering price for the shares in our primary offering is $10.00 per Class A share and $9.574 per Class T share.

As of September 30, 2015, we had accepted investors’ subscriptions for and issued approximately 39,073,000 shares of Class A common stock (including shares of common stock issued pursuant to the DRIP) in our Offering, resulting in receipt of gross proceeds of approximately $388,054,000, before selling commissions and dealer manager fees of approximately $36,082,000 and other offering costs of approximately $8,983,000. We had special escrow requirements for subscriptions from residents of Washington, conditions of which were satisfied on September 8, 2014, and Pennsylvania, the conditions of which were satisfied on February 19, 2015. As of September 30, 2015, we had approximately $1,961,946,000 in Class A shares and Class T shares of common stock remaining in our Offering.

Substantially all of our operations are conducted through Carter Validus Operating Partnership II, LP, or our Operating Partnership. We are externally advised by Carter Validus Advisors II, LLC, or our Advisor, pursuant to an advisory agreement between us and our Advisor, which is our affiliate. Our Advisor supervises and manages our day-to-day operations and selects the properties and real estate-related investments we acquire, subject to the oversight and approval of our board of directors. Our Advisor also provides marketing, sales and client services on our behalf. Our Advisor engages affiliated entities to provide various services to us. Our Advisor is managed by and is a subsidiary of our sponsor, Carter Validus REIT Management Company II, LLC. We have no paid employees.

As of September 30, 2015, we had purchased 17 real estate investments comprising approximately 1,208,000 of gross rental square feet for a purchase price of approximately $346,379,000.

Critical Accounting Policies

Our critical accounting policies were disclosed in our 2014 Annual Report on Form 10-K. There have been no material changes to our critical accounting policies as disclosed therein.

Interim Unaudited Financial Data

Our accompanying condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying condensed consolidated financial statements reflect all adjustments, which are, in our view, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such full year results may be less favorable. Our accompanying condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in our 2014 Annual Report on Form 10-K.

Qualification as a REIT

We qualified and elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, beginning with our taxable year ended December 31, 2014. To maintain our qualification as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders. As a REIT, we generally are not be subject to federal income tax on taxable income that we distribute to our stockholders.

If we fail to maintain our qualification as a REIT in any taxable year, we would then be subject to federal income taxes on our taxable income at regular corporate rates and would not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to our stockholders.

Recently Issued Accounting Pronouncements

For a discussion of recently issued accounting pronouncements, see Note 2—“Summary of Significant Accounting Policies—Recently Issued Accounting Pronouncements” to our condensed consolidated financial statements that are a part of this prospectus supplement.

Segment Reporting

We report our financial performance based on two reporting segments—commercial real estate investments in data centers and healthcare. See Note 12—“Segment Reporting” to the condensed consolidated financial statements for additional information on our two reporting segments.

Results of Operations

Our results of operations are influenced by the timing of acquisitions and the operating performance of our real estate investments. The following table shows the property statistics of our real estate investments as of September 30, 2015 and 2014:

	September 30,
	2015	2014
Number of commercial operating real estate investments	17	1
Leased rentable square feet	1,207,000	13,645
Weighted average percentage of rentable square feet leased	100%	100%

The following table summarizes our real estate investment activity for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Commercial operating real estate investments acquired	4	1	11	1
Approximate aggregate purchase price of acquired real estate investments	133,331,000	4,450,000	257,138,000	4,450,000
Leased rentable square feet	503,000	13,645	885,000	13,645

As shown in the tables above, we owned 17 commercial operating real estate investments as of September 30, 2015 compared to one commercial operating real estate investment as of September 30, 2014. Accordingly, our results of operations for the three and nine months ended September 30, 2015 as compared to the three and nine months ended September 30, 2014 are not comparable; therefore, we have not included the percentage change.

We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or incomes from the acquisition, management and operation of properties other than those set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and in Part II, Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q.

Three Months Ended September 30, 2015 Compared to Three Months Ended September 30, 2014

Revenue

For the three months ended September 30, 2015, revenue increased $6,819,000 to $6,884,000, as compared to $65,000 for the three months ended September 30, 2014. For the three months ended September 30, 2015, revenue was comprised of rental revenue of $6,230,000 and tenant reimbursement revenue of $654,000. For the three months ended September 30, 2014, revenue was comprised of rental revenue of $65,000. We did not generate tenant reimbursement revenue for the three months ended September 30, 2014. The increase in rental revenue and tenant reimbursement revenue was primarily due to owning 17 operating real estate investments with leases in-place as of September 30, 2015, as compared to owning one operating real estate investment with a lease in-place as of September 30, 2014.

Rental Expenses

Rental expenses increased $823,000 to $827,000 for the three months ended September 30, 2015, as compared to $4,000 for the three months ended September 30, 2014. The increase was primarily due to owning 17 operating real estate investment with leases in-place as of September 30, 2015, as compared to owning one operating real estate investment with a lease in-place as of September 30, 2014, which resulted in increased real estate taxes of $317,000, increased property management fees of $172,000, increased repair and maintenance costs of $119,000, increased utility costs of $106,000, increased insurance costs of $52,000 and increased other rental expenses of $57,000 for such period.

General and Administrative Expenses

General and administrative expenses increased $259,000 to $439,000 for the three months ended September 30, 2015 as compared to $180,000 for the three months ended September 30, 2014. The increase was primarily due to increased allocated personnel costs from our Advisor and allocated overhead costs associated with our growth, which resulted in increased personnel costs and professional fees of $185,000 and increased other administrative expenses of $74,000.

Acquisition Related Expenses

Acquisition fees and expenses associated with transactions determined to be business combinations are expensed as incurred. Acquisition related expenses increased $3,491,000 to $3,760,000 for the three months ended September 30, 2015 as compared to $269,000 for the three months ended September 30, 2014. The increase was primarily related to acquisition fees and expenses associated with the purchase of four real estate investments for an aggregate purchase price of $133,331,000 acquired during the three months ended September 30, 2015, which were determined to be business combinations. For the three months ended September 30, 2014, acquisition fees and expenses related to the acquisition of one real estate investment for an aggregate purchase price of $4,500,000.

Asset Management Fees

Asset management fees increased $633,000 to $639,000 for the three months ended September 30, 2015 as compared to $6,000 for the three months ended September 30, 2014. The increase in asset management fees was attributable to an increase in the weighted average real estate-related investments of $118,643,000 as of September 30, 2015, as compared to $747,000 as of September 30, 2014.

Depreciation and Amortization

Depreciation and amortization increased $2,404,000 to $2,438,000 for the three months ended September 30, 2015, as compared to $34,000 for the three months ended September 30, 2014. The increase was primarily due to an increase in the weighted average depreciable basis of real estate properties to $121,774,000 as of September 30, 2015, as compared to $616,000 as of September 30, 2014.

Interest Expense

Interest expense increased $488,000 to $542,000 for the three months ended September 30, 2015, as compared to $54,000 for the three months ended September 30, 2014. The increase was due to increased interest on our secured credit facility of $347,000 and increased amortization of debt issue costs of $167,000, offset by interest income earned on the money market bank accounts of $26,000. The increase in interest expense on our secured credit facility of $347,000 was due to an outstanding balance of $70,000,000 as of September 30, 2015. As of September 30, 2014, we had no debt outstanding under our secured credit facility.

Nine Months Ended September 30, 2015 Compared to the Nine Months Ended September 30, 2014

Revenue

Revenue increased $12,196,000 to $12,261,000 for the nine months ended September 30, 2015, as compared to approximately $65,000 for the nine months ended September 30, 2014. For the nine months ended September 30, 2015, revenue was comprised of rental revenue of $11,419,000 and tenant reimbursement revenue of $842,000. For the nine months ended September 30, 2014, revenue was comprised of rental revenue of $65,000. We did not generate tenant reimbursement revenue for the nine months ended September 30, 2014. The increase in rental revenue and tenant reimbursement revenue was primarily due to owning 17 operating real estate investments with leases in-place as of September 30, 2015, as compared to owning one operating real estate investment with a lease in-place as of September 30, 2014.

Rental Expenses

Rental expenses increased $1,145,000 to $1,149,000 for the nine months ended September 30, 2015, as compared to $4,000 for the nine months ended September 30, 2014. The increase was primarily due to owning 17 operating real estate investment with leases in-place as of September 30, 2015, as compared to owning one operating real estate investment with a lease in-place as of September 30, 2014, which resulted in increased real estate taxes of $397,000, increased property management fees of $312,000, increased repair and maintenance costs of $137,000, increased utility costs of $108,000, increased insurance costs of $97,000, increased franchise and margin taxes of $43,000 and increased other rental expenses of $51,000.

General and Administrative Expenses

General and administrative expenses increased $1,167,000 to $1,366,000 for the nine months ended September 30, 2015 as compared to $199,000 for the nine months ended September 30, 2014. The increase was primarily due to increased allocated personnel costs from our Advisor and allocated overhead costs associated with our growth, which resulted in increased personnel costs and professional fees of $864,000 and increased other administrative expenses of $303,000.

Acquisition Related Expenses

Acquisition fees and expenses associated with transactions determined to be business combinations are expensed as incurred. Acquisition related expenses increased $6,983,000 to $7,287,000 for the nine months ended September 30, 2015 as compared to $304,000 for the nine months ended September 30, 2014. The increase was primarily related to acquisition fees and expenses associated with the purchase of 10 real estate investments for an aggregate purchase price of $249,404,000 acquired during the nine months ended September 30, 2015, which were determined to be business combinations. For the nine months ended September 30, 2014, acquisition fees and expenses related to the acquisition of one real estate investment for an aggregate purchase price of $4,500,000.

Asset Management Fees

Asset management fees increased $1,127,000 to $1,133,000 for the nine months ended September 30, 2015 as compared to $6,000 for the nine months ended September 30, 2014. The increase in asset management fees was attributable to an increase in the weighted average real estate-related investments of $118,643,000 as of September 30, 2015, as compared to $747,000 as of September 30, 2014.

Depreciation and Amortization

Depreciation and amortization increased $4,014,000 to $4,048,000 for the nine months ended September 30, 2015, as compared to $34,000 for the nine months ended September 30, 2014. The increase was primarily due to an increase in the weighted average depreciable basis of real estate properties to $121,774,000 as of September 30, 2015, as compared to $616,000 as of September 30, 2014.

Interest Expense

Interest expense increased $1,149,000 to $1,203,000 for the nine months ended September 30, 2015, as compared to $54,000 for the nine months ended September 30, 2014. The increase was due to increased interest on our secured credit facility of $733,000 and increased amortization of debt issue costs of $458,000, offset by interest income earned on the money market bank accounts of $42,000. The increase in interest expense on our secured credit facility of $733,000 was due to an outstanding balance of $70,000,000 as of September 30, 2015. As of September 30, 2014, we had no debt outstanding under our secured credit facility.

Organization and Offering Costs

We reimburse our Advisor or its affiliates for organization and offering costs it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, dealer manager fees, distribution fees and other organization and offering costs incurred by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. We expect that other organization and offering costs (other than selling commissions, dealer manager fees and distribution fees) will be approximately 1.25% of the gross offering proceeds. Our Advisor and its affiliates incurred other organization and offering costs on our behalf of approximately $7,678,000 as of September 30, 2015. As of September 30, 2015, we reimbursed our Advisor or its affiliates approximately $7,247,000 in offering expenses and accrued approximately $431,000 of other organization and offering expenses, the total of which represents our maximum liability for other organization and offering costs as of September 30, 2015. As of September 30, 2015, we paid approximately $36,082,000 in selling commissions and dealer manager fees to SC Distributors, LLC, or our Dealer Manager. For the nine months ended September 30, 2015, no Class T shares were sold and no distribution fees were paid. Other offering costs (other than selling commissions and dealer manager fees) were approximately $8,983,000 as of September 30, 2015.

When incurred, organization costs are expensed and offering costs, including selling commissions, dealer manager fees, distribution fees and other offering costs are charged to stockholders’ equity. For a further discussion of other organization and offering costs, see Note 9—“Related-Party Transactions and Arrangements” to the condensed consolidated financial statements that are a part of this prospectus supplement.

Inflation

We are exposed to inflation risk as income from long-term leases is the primary source of our cash flows from operations. There are provisions in certain of our tenant leases that are intended to protect us from, and mitigate the risk of, the impact of inflation. These provisions include reimbursement billings for operating expenses, pass-through charges and real estate tax and insurance reimbursements. However, due to the long-term nature of our leases, among other factors, the leases may not reset frequently enough to adequately offset the effects of inflation.

Liquidity and Capital Resources

Our sources of funds are primarily the net proceeds of our Offering, operating cash flows, our secured credit facility and other borrowings. Our principal demand for funds are for acquisitions of real estate and real estate-related investments, to pay operating expenses and interest on our future indebtedness and to pay distributions to our stockholders. In addition, we require resources to make certain payments to our Advisor and our Dealer Manager, which, during our Offering, include payments to our Advisor and its affiliates for reimbursement of other organization and offering expenses and other costs incurred on our behalf, and payments to our Dealer Manager and its affiliates for selling commissions, dealer manager fees, distribution fees, and offering expenses.

Generally, cash needs for items other than acquisitions of real estate and real estate-related investments are met from operations, borrowings, and the net proceeds of our Offering. However, there may be a delay between the sale of shares of our common stock and our investments in real estate and real estate-related investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations.

Our Advisor evaluates potential additional investments and engages in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Until we invest all of the proceeds of our Offering in properties and real estate-related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in properties and real estate-related investments. The number of properties we acquire and other investments we make will depend upon the number of shares sold in our Offering and the resulting amount of net proceeds available for investment.

When we acquire a property, our Advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan also sets forth the anticipated sources of the necessary capital, which may include a line of credit or other loans established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserves would be established from the gross proceeds of our Offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

Capital Expenditures

We estimate that we will require approximately $1.0 million in expenditures for capital improvements over the next 12 months. We cannot provide assurances, however, that actual expenditures will not exceed these estimated expenditure levels. As of September 30, 2015, we had $2.4 million of restricted cash in escrow reserve accounts for such capital expenditures.

Credit Facility

As of September 30, 2015, the total pool availability was $180,000,000 and the remaining aggregate pool availability was $110,000,000 under our secured credit facility. We believe we were in compliance with all financial covenant requirements as of September 30, 2015.

Cash Flows

Operating Activities. During the nine months ended September 30, 2015, net cash provided by operating activities was approximately $900,000. During the nine months ended September 30, 2015, net cash provided by operating activities primarily related to the operations of our property acquisitions, partially offset by operating expenses. During the nine months ended September 30, 2014, net cash used in operating activities was approximately $242,000.

Investing Activities. During the nine months ended September 30, 2015, net cash used in investing activities was approximately $257,581,000. During the nine months ended September 30, 2015, net cash used in investing activities primarily related to the acquisition of 11 real estate investments in the amount of approximately $257,138,000, capital expenditures in the amount of approximately $640,000 and payments for real estate deposits of approximately $281,000, offset by receipts of escrow funds of $478,000. During the nine months ended September 30, 2014, net cash used in investing activities was approximately $4,450,000.

Financing Activities. During the nine months ended September 30, 2015, net cash provided by financing activities was approximately $303,342,000. During the nine months ended September 30, 2015, net cash provided by financing activities primarily related to proceeds from the issuance of common stock of approximately $311,955,000 and proceeds from our secured credit facility of approximately $72,000,000; offset by $39,500,000 in payments on our secured credit facility, $36,618,000 in offering costs related to the issuance of common stock, $3,759,000 in cash distributions to stockholders, $581,000 in payments of deferred financing costs and $155,000 in repurchases of our common stock. During the nine months ended September 30, 2014, net cash provided by financing activities was approximately $16,060,000.

Distributions

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including our funds available for distribution, financial condition, capital expenditure requirements and the annual distribution requirements needed to maintain our status as a REIT under the Code. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and, therefore, distribution payments are not guaranteed. Our Advisor may also defer, suspend and/or waive fees and expense reimbursements if we have not generated sufficient cash flow from our operations and other sources to fund distributions. Additionally, our organizational documents permit us to pay distributions from unlimited amounts of any source, and we may use sources other than operating cash flows to fund distributions, including proceeds from our Offering, which may reduce the amount of capital we ultimately invest in properties or other real estate-related investments.

We have funded distributions with operating cash flows from our properties and proceeds raised in our Offering. To the extent that we do not have taxable income, distributions paid will be considered a return of capital to stockholders. The following table shows distributions paid during the nine months ended September 30, 2015 and 2014 (amounts in thousands):

	Nine Months Ended September 30,
	2015		2014
Distributions paid in cash—common stockholders	$3,759		$4
Distributions reinvested (shares issued)	5,795		21

Total distributions	$9,554		$25

Source of distributions:
Cash flows provided by operations(1)	$900	9%	$—	—%
Offering proceeds from issuance of common stock(1)	2,859	30%	4	16%
Offering proceeds from issuance of common stock pursuant to the DRIP(1)	5,795	61%	21	84%

Total sources	$9,554	100%	$25	100%

(1)	Percentages were calculated by dividing the respective source amount by the total sources of distributions.

Total distributions declared but not paid as of September 30, 2015 were approximately $1,982,000 for common stockholders. These distributions were paid on October 1, 2015.

For the nine months ended September 30, 2015, we paid and declared distributions of approximately $9,554,000 to common stockholders, including shares issued pursuant to the DRIP, as compared to FFO (as defined below) for the nine months ended September 30, 2015 of approximately $123,000. The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

For a discussion of distributions paid subsequent to September 30, 2015, see Note 15—“Subsequent Events” to the condensed consolidated financial statements included in this prospectus supplement.

Contractual Obligations

Our contractual obligations as of September 30, 2015 were as follows (amounts in thousands):

	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years	Total
Principal payments—variable rate debt	$—	$70,000	$—	$—	$70,000
Interest payments—variable rate debt	1,262	3,096	—	—	4,358
Capital expenditures	1,044	1,418	—	—	2,462

Total	$2,306	$74,514	$—	$—	$76,820

Off-Balance Sheet Arrangements

As of September 30, 2015, we had no off-balance sheet arrangements.

Related-Party Transactions and Arrangements

We have entered into agreements with our Advisor and its affiliates whereby we agree to pay certain fees to, or reimburse certain expenses of, our Advisor or its affiliates for acquisition fees and expenses, organization and offering expenses, asset and property management fees and reimbursement of operating costs. Refer to Note 9—“Related-Party Transactions and Arrangements” to our condensed consolidated financial statements that are a part of this prospectus supplement for a detailed discussion of the various related-party transactions and agreements.

Funds from Operations and Modified Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. The purchase of real estate assets and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate cash from operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe is an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, consistent with NAREIT’s definition, as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnership and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

We, along with the others in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income (loss) analysis of property portfolio performance that excludes non-cash items such as depreciation and amortization and asset impairment write-downs, which we believe provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy.

Historical accounting convention (in accordance with GAAP) for real estate assets requires companies to report its investment in real estate at its carrying value, which consists of capitalizing the cost of acquisitions, development, construction, improvements and significant replacements, less depreciation and amortization and asset impairment write-downs, if any, which is not necessarily equivalent to the fair market value of its investment in real estate assets.

The historical accounting convention requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which could be the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since fair value of real estate assets historically rises and falls with market conditions including, but not limited to, inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation could be less informative.

In addition, we believe it is appropriate to disregard asset impairment write-downs as it is a non-cash adjustment to recognize losses on prospective sales of real estate assets. Since losses from sales of real estate assets are excluded from FFO, we believe it is appropriate that asset impairment write-downs in advancement of realization of losses should be excluded. Impairment write-downs are based on negative market fluctuations and underlying assessments of general market conditions, which are independent of our operating performance, including, but not limited to, a significant adverse change in the financial condition of our tenants, changes in supply and demand for similar or competing properties, changes in tax, real estate, environmental and zoning law, which can change over time. When indicators of potential impairment suggest that the carrying value of real estate and related assets may not be recoverable, we assess the recoverability by estimating whether we will recover the carrying value of the asset through undiscounted future cash flows and eventual disposition (including, but not limited to, net rental and lease revenues, net proceeds on the sale of property and any other ancillary cash flows at a property or group level under GAAP). If based on this analysis, we do not believe that we will be able to recover the carrying value of the real estate asset, we will record an impairment write-down to the extent that the carrying value exceeds the estimated fair value of the real estate asset. Testing for indicators of impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property. No impairment losses have been recorded to date.

In developing estimates of expected future cash flow, we make certain assumptions regarding future market rental income amounts subsequent to the expiration of current lease arrangements, property operating expenses, terminal capitalization and discount rates, the expected number of months it takes to re-lease the property, required tenant improvements and the number of years the property will be held for investment. The use of alternative assumptions in the future cash flow analysis could result in a different determination of the property’s future cash flows and a different conclusion regarding the existence of an asset impairment, the extent of such loss, if any, as well as the carrying value of the real estate asset.

Publicly registered, non-listed REITs, such as ours, typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operations. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offering to acquire real estate assets and real estate-related investments, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase real estate assets and intend to have a limited life. Due to these factors and other unique features of publicly registered, non-listed REITS, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to our net income (loss) as determined under GAAP.

We define MFFO, a non-GAAP measure, consistent with the IPA’s definition: FFO further adjusted for the following items included in the determination of GAAP net income (loss); acquisition fees and expenses; amounts related to straight-line rental income and amortization of above and below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments related to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income, and after adjustments for a consolidated and unconsolidated partnership and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Our MFFO calculation complies with the IPA’s Practice Guideline, described above. In calculating MFFO, we exclude paid and accrued acquisition fees and expenses that are reported in our condensed consolidated statement of operations, amortization of above and below-market leases, amounts related to straight-line rents (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); and the adjustments of such items related to noncontrolling interests in our Operating Partnership. The other adjustments included in the IPA’s guidelines are not applicable to us.

Since MFFO excludes acquisition fees and expenses, it should not be construed as a historic performance measure. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offerings to be used to fund acquisition fees and expenses. Acquisition fees and expenses include payments to our Advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our Advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our Advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offerings. Under GAAP, acquisition fees and expenses related to the acquisition of properties determined to be business combinations are expensed as incurred, including investment transactions that are no longer under consideration, and are included in acquisition related expenses in the accompanying condensed consolidated statement of operations and acquisition fees and expenses associated with transactions determined to be an asset purchase are capitalized.

All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the real estate asset, these fees and expenses and other costs related to such property. In addition, MFFO may not be an indicator of our operating performance, especially during periods in which properties are being acquired.

In addition, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations in accordance with GAAP.

We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs, which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of its real estate assets. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to assist management and investors in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is stated value and there is no asset value determination during the offering stage for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value since impairment write-downs are taken into account in determining net asset value but not in determining MFFO.

FFO and MFFO, as described above, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operational performance. The method used to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operation performance and considered more prominently than the non-GAAP FFO and measures and the adjustments to GAAP in calculating FFO and MFFO. MFFO has not been scrutinized to the level of other similar non-GAAP performance measures by the SEC or any other regulatory body.

The following is a reconciliation of net income/(loss) attributable to controlling interests, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three and nine months ended September 30, 2015 and 2014 (amounts in thousands, except share data and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss attributable to common stockholders	$(1,761)	$(482)	$(3,925)	$(536)
Adjustments:
Depreciation and amortization—real estate	2,438	34	4,048	34

FFO	$677	$(448)	$123	$(502)

Adjustments:
Acquisition related expenses(1)	$3,760	$269	$7,287	$304
Amortization of above—and below-market leases(2)	(30)	—	(24)	—
Straight-line rents(3)	(802)	—	(1,549)	—

MFFO	$3,605	$(179)	$5,837	$(198)

Weighted average Class A common shares outstanding—basic and diluted	34,794,832	671,425	23,573,522	239,528

Net loss per Class A common share—basic and diluted	$(0.05)	$(0.72)	$(0.17)	$(2.24)

FFO per Class A common share—basic and diluted	$0.02	$(0.67)	$0.01	$(2.10)

(1)	In evaluating investments in real estate assets, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisitions activities and have other similar operating characteristics. By excluding expensed acquisition related expenses, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments in cash to our Advisor and third parties. Acquisition fees and expenses incurred in a business combination, under GAAP, are considered operating expenses and as expenses are included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.
(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and are amortized, similar to depreciation and amortization of real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with our analysis of operating performance.

Revised Forms of Subscription Agreements

Revised forms of our Subscription Agreement and Multi-Product Subscription Agreement are attached as Appendices B and F, respectively, and supersede and replace Appendices B and F included in our prospectus.

INDEX TO CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS OF

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

(A Maryland Corporation)

F-1

PART 1. FINANCIAL STATEMENTS

Item 1. Financial Statements.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2015 and December 31, 2014

(in thousands, except share data)

	(Unaudited)
	September 30, 2015	December 31, 2014
ASSETS
Real estate:
Land	$36,119	$14,515
Buildings and improvements, less accumulated depreciation of $3,145 and $133, respectively	269,535	68,100
Acquired intangible assets, less accumulated amortization of $1,113 and $58, respectively	38,786	6,442

Total real estate, net	344,440	89,057
Cash and cash equivalents	50,355	3,694
Other assets	8,385	5,115

Total assets	$403,180	$97,866

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility	$70,000	$37,500
Accounts payable due to affiliates	799	2,626
Accounts payable and other liabilities	5,861	628
Intangible lease liabilities, less accumulated amortization of $44 and $0, respectively	1,635	7

Total liabilities	78,295	40,761

Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 250,000,000 shares authorized; 39,094,948 and 7,110,501 shares issued, respectively; 39,079,437 and 7,110,501 shares outstanding, respectively	391	71
Class T common stock, $0.01 par value per share, 250,000,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	342,677	60,081
Accumulated deficit	(18,185)	(3,049)

Total stockholders’ equity	324,883	57,103
Noncontrolling interests	2	2

Total equity	324,885	57,105

Total liabilities and stockholders’ equity	$403,180	$97,866

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2015 and 2014

(in thousands, except share data and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2015	2014	2015	2014
Revenue:
Rental revenue	$6,230	$65	$11,419	$65
Tenant reimbursement revenue	654	—	842	—

Total revenue	6,884	65	12,261	65

Expenses:
Rental expenses	827	4	1,149	4
General and administrative expenses	439	180	1,366	199
Acquisition related expenses	3,760	269	7,287	304
Asset management fees	639	6	1,133	6
Depreciation and amortization	2,438	34	4,048	34

Total expenses	8,103	493	14,983	547

Loss from operations	(1,219)	(428)	(2,722)	(482)
Interest expense, net	542	54	1,203	54

Net loss attributable to common stockholders	$(1,761)	$(482)	$(3,925)	$(536)

Weighted average number of common shares outstanding:
Class A basic and diluted	34,794,832	671,425	23,573,522	239,528

Net loss per common share attributable to common stockholders:
Class A basic and diluted	$(0.05)	$(0.72)	$(0.17)	$(2.24)

Distributions declared per common share	$0.16	$0.14	$0.48	$0.38

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2015

(in thousands, except for share data)

(Unaudited)

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity	Noncontrolling Interests	Total Equity
	Class A
	No. of Shares	Par Value

Balance, December 31, 2014	7,110,501	$71	$60,081	$(3,049)	$57,103	$2	$57,105
Issuance of common stock	31,372,349	314	311,641	—	311,955	—	311,955
Issuance of common stock under the distribution reinvestment plan	609,848	6	5,789	—	5,795	—	5,795
Vesting of restricted common stock	2,250	—	—	—	—	—	—
Commissions on sale of common stock and related dealer manager fees	—	—	(29,606)	—	(29,606)	—	(29,606)
Other offering costs	—	—	(5,096)	—	(5,096)	—	(5,096)
Redemption of common stock	(15,511)	—	(155)	—	(155)	—	(155)
Stock-based compensation	—	—	23	—	23	—	23
Distributions declared to common stockholders	—	—	—	(11,211)	(11,211)	—	(11,211)
Net loss	—	—	—	(3,925)	(3,925)	—	(3,925)

Balance, September 30, 2015	39,079,437	$391	$342,677	$(18,185)	$324,883	$2	$324,885

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2015 and 2014

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(3,925)	$(536)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,048	34
Amortization of deferred financing costs	481	23
Amortization of above-market leases	20	—
Amortization of intangible lease liabilities	(44)	—
Straight-line rent	(1,549)	—
Stock-based compensation	23	5
Changes in operating assets and liabilities:
Accounts payable and other liabilities	3,380	275
Accounts payable due to affiliates	266	11
Other assets	(1,800)	(54)

Net cash provided by (used in) operating activities	900	(242)

Cash flows from investing activities:
Investment in real estate	(257,138)	(4,150)
Capital expenditures	(640)	—
Escrow funds	478	—
Real estate deposits	(281)	(300)

Net cash used in investing activities	(257,581)	(4,450)

Cash flows from financing activities:
Proceeds from issuance of common stock	311,955	18,237
Proceeds from credit facility	72,000	2,893
Proceeds from noncontrolling interest	—	2
Payments on credit facility	(39,500)	(2,893)
Payments of deferred financing costs	(581)	(475)
Repurchase of common stock	(155)	—
Offering costs on issuance of common stock	(36,618)	(1,700)
Distributions to stockholders	(3,759)	(4)

Net cash provided by financing activities	303,342	16,060

Net change in cash and cash equivalents	46,661	11,368
Cash and cash equivalents—Beginning of period	3,694	200

Cash and cash equivalents—End of period	$50,355	$11,568

Supplemental cash flow disclosure:
Interest paid	$600	$5
Supplemental disclosure of non-cash transactions:
Common stock issued through distribution reinvestment plan	$5,795	$21

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

September 30, 2015

Note 1—Organization and Business Operations

Carter Validus Mission Critical REIT II, Inc., or the Company, is a Maryland corporation that was formed on January 11, 2013, which elected to be taxed as a real estate investment trust, or a REIT, under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with its taxable year ended December 31, 2014. The Company commenced principal operations on July 3, 2014 when it satisfied the minimum offering requirement and issued approximately 213,333 shares of Class A common stock for gross proceeds of $2,000,000. Substantially all of the Company’s business is conducted through Carter Validus Operating Partnership II, LP, a Delaware limited partnership, or the Operating Partnership, formed on January 10, 2013. The Company is the sole general partner of the Operating Partnership and Carter Validus Advisors II, LLC, or the Advisor, is the initial limited partner of the Operating Partnership. As of September 30, 2015, the Company owned a 99.999% interest in the Operating Partnership and the Advisor owned a 0.001% interest in the Operating Partnership.

The Company is offering for sale a maximum of $2,350,000,000 in shares of common stock, consisting of up to $2,250,000,000 of shares in its primary offering and up to $100,000,000 of shares of common stock to be made available pursuant to the Company’s distribution reinvestment plan, or the DRIP, on a “best efforts” basis, or the Offering, pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act (SEC File Number: 333-191706, effective May 29, 2014), or the Registration Statement. The Company has registered for offering two classes of shares of common stock, Class A shares and Class T shares, in any combination with a dollar value up to the maximum primary offering amount. The initial offering price for the shares in the primary offering is $10.00 per Class A share and $9.574 per Class T share.

As of September 30, 2015, the Company had accepted investors’ subscriptions for and issued approximately 39,073,000 shares of Class A common stock (including shares of common stock issued pursuant to the DRIP) in the Offering, resulting in receipt of gross proceeds of approximately $388,054,000, before selling commissions and dealer manager fees of approximately $36,082,000 and other offering costs of approximately $8,983,000. The Company had special escrow requirements for subscriptions from residents of Washington, the conditions of which were satisfied on September 8, 2014, and Pennsylvania, the conditions of which were satisfied on February 19, 2015. As of September 30, 2015, the Company had approximately $1,961,946,000 in Class A shares and Class T shares of common stock remaining in the Offering.

Substantially all of the Company’s business is managed by the Advisor. Carter Validus Real Estate Management Services II, LLC, or the Property Manager, an affiliate of the Advisor, serves as the Company’s property manager. The Advisor and the Property Manager have received, and will continue to receive, fees for services related to the acquisition and operational stages. The Advisor will also be eligible to receive fees during the liquidation stage. SC Distributors, LLC, or the Dealer Manager, serves as the dealer manager of the Offering. On August 29, 2014, Validus/Strategic Capital Partners, LLC (now known as Strategic Capital Management Holdings, LLC, or SCMH), the indirect parent of the Dealer Manager and the direct parent of Strategic Capital Advisory Services, LLC, was acquired by RCS Capital Corporation, or RCS. SCMH is a nonvoting minority member of the sole owner of the Advisor. The Company believes that there has been no impact to the operations of the Company as a result of this transaction. The Dealer Manager has received and will continue to receive fees for services related to the Offering.

The Company was formed to invest primarily in quality income-producing commercial real estate, with a focus on data centers and healthcare properties, preferably with long-term net leases to investment grade and

F-6

other creditworthy tenants, as well as to make other real estate-related investments that relate to such property types. Real estate-related investments may include equity or debt interests, including securities, in other real estate entities. The Company also may originate or invest in real estate-related debt. The Company expects real estate-related debt originations and investments to be focused on first mortgage loans, but also may include real estate-related bridge loans, mezzanine loans and securitized debt. As of September 30, 2015, the Company owned 17 real estate investments, consisting of 21 properties located in 13 metropolitan statistical areas, or MSAs, and one micropolitan statistical area.

Except as the context otherwise requires, “we,” “our,” “us,” and the “Company” refer to Carter Validus Mission Critical REIT II, Inc., the Operating Partnership and all wholly-owned subsidiaries.

Note 2—Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s condensed consolidated financial statements. Such condensed consolidated financial statements and the accompanying notes thereto are the representation of management. The accompanying condensed consolidated unaudited financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States, or GAAP, for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.

The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited consolidated financial statements at that date but does not include all of the information and notes required by GAAP for complete financial statements. The information included in this prospectus supplement should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2014 and related notes thereto set forth in the Company’s Annual Report on Form 10-K, filed with the SEC on March 26, 2015, or the 2014 Annual Report on Form 10-K.

Principles of Consolidation and Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of the Company, the Operating Partnership, and all wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements and accompanying notes in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Concentration of Credit Risk and Significant Leases

As of September 30, 2015, the Company had cash on deposit in certain financial institutions which were in excess of current federally insured levels. The Company limits its cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on its cash deposits. To date, the Company has experienced no loss or lack of access to cash in its accounts. Concentration of credit risk with respect to accounts receivable from tenants is limited.

F-7

As of September 30, 2015, the Company owned real estate investments in 13 MSAs, four of which accounted for 10.0% or more of rental revenue. Real estate investments located in the Dallas-Fort Worth-Arlington, Texas MSA, the Houston-The Woodlands-Sugar Land, Texas MSA, the Boston-Cambridge-Newton, Massachusetts-New Hampshire MSA and the Kansas City, Missouri-Kansas MSA accounted for 26.1%, 17.3%, 15.2% and 12.2%, respectively, of rental revenue for the nine months ended September 30, 2015.

As of September 30, 2015, the Company had three tenants that accounted for 10.0% or more of rental revenue. The leases with Fort Worth Surgicare Partners, Ltd., the lease with New England Sinai Hospital, A Steward Family Hospital, Inc. and the lease with Heartland Rehabilitation Hospital, LLC accounted for 25.6%, 15.2% and 12.2%, respectively, of rental revenue for the nine months ended September 30, 2015.

Share Repurchase Program

The Company’s share repurchase program allows for repurchases of shares of the Company’s common stock when certain criteria are met. The share repurchase program provides that all redemptions during any calendar year, including those redeemable upon death or a qualifying disability of a stockholder, are limited to those that can be funded with proceeds raised from the DRIP Offering during the prior calendar year and other operating funds, if any, as the board of directors, in its sole discretion, may reserve for this purpose.

Repurchases of shares of the Company’s common stock are at the sole discretion of the Company’s board of directors. In addition, the Company’s board of directors, at its sole discretion, may amend, suspend, reduce, terminate or otherwise change the share repurchase program upon 30 days’ prior notice to the Company’s stockholders for any reason it deems appropriate. During the nine months ended September 30, 2015, the Company received valid redemption requests related to approximately 15,511 Class A shares of common stock, all of which were redeemed in full for an aggregate purchase price of approximately $155,000 (an average of $9.99 per share).

Earnings Per Share

The Company calculates basic earnings per share by dividing net income (loss) attributable to common stockholders for the period by the weighted average shares of its common stock outstanding for that period. Diluted earnings per share are computed based on the weighted average number of shares outstanding and all potentially dilutive securities. Shares of non-vested restricted common stock give rise to potentially dilutive shares of common stock. For the nine months ended September 30, 2015 and 2014, there were 15,750 and 9,000 shares, respectively, of non-vested restricted common stock outstanding, but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during the periods.

Reportable Segments

Accounting Standards Codification, or ASC, 280, Segment Reporting, establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. As of September 30, 2015, the Company operated through two reportable business segments—commercial real estate investments in data centers and healthcare. With the continued expansion of the Company’s portfolio, segregation of the Company’s operations into two reporting segments is useful in assessing the performance of the Company’s business in the same way that management reviews performance and makes operating decisions. See Note 12—“Segment Reporting” for further discussion on the reportable segments of the Company.

Fair Value

ASC 820, Fair Value Measurements and Disclosures, or ASC 820, defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement.

F-8

Fair value is defined by ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).

Level 3—Unobservable inputs, only used to the extent that observable inputs are not available, reflect the Company’s assumptions about the pricing of an asset or liability.

The following describes the methods the Company used to estimate the fair value of the Company’s financial assets and liabilities:

Cash and cash equivalents, other assets, accounts payable due to affiliates and accounts payable and other liabilities—The Company considers the carrying values of these financial instruments, assets and liabilities to approximate fair value because of the short period of time between origination of the instruments and their expected realization.

Credit facility—The carrying value of the variable rate secured credit facility approximates fair value as the interest on the secured credit facility is calculated at the London Interbank Offered Rate, plus an applicable margin. The interest rate resets to market on a monthly basis. Refer to Note 7—“Credit Facility” in the 2014 Annual Report on Form 10-K.

Comprehensive Income (Loss)

For the periods presented, comprehensive income (loss) equaled net loss; therefore, a separate statement of comprehensive income (loss) is not included in the accompanying consolidated financial statements.

Recently Issued Accounting Pronouncements

On May 28, 2014, the Financial Accounting Standards Board, or the FASB, issued Accounting Standards Update, or ASU, 2014-09, Revenue from Contracts with Customers, or ASU 2014-09. The objective of ASU 2014-09 is to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle, which may require more judgment and estimates within the revenue recognition process than are required under existing GAAP. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606) Deferral of the Effective Date, or ASU 2015-14. ASU 2015-14 defers the effective date of ASU 2014-09 by one year to fiscal years and interim periods beginning after December 15, 2017. Early adoption is permitted as of the original effective date, which was annual reporting periods beginning after December 15, 2016, and the interim periods within that year. The Company is in the process of evaluating the impact ASU 2014-09 will have on the Company’s condensed consolidated financial statements.

F-9

On February 18, 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, or ASU 2015-02, that changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. The amendment affects the following areas: limited partnerships and similar legal entities, evaluating fees paid to a decision maker or a service provider as a variable interest, the effect of fee arrangements on the primary beneficiary determination and certain investment funds. Under the amendment, all reporting entities are within the scope of ASC Subtopic 810-10, Consolidation—Overall, unless a scope exception applies. The presumption that a general partner controls a limited partnership has been eliminated. In addition, fees paid to decision makers that meet certain conditions no longer cause decision makers to consolidate variable interest entities in certain instances. The amendment is effective for public business entities for periods beginning after December 15, 2015. Early adoption of ASU 2015-02 is permitted. The Company is in the process of evaluating the impact ASU 2015-02 will have on the Company’s condensed consolidated financial statements.

On April 7, 2015, the FASB issued ASU 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, or ASU 2015-03, that intends to simplify the presentation of debt issuance costs. The amendment requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. On August 18, 2015, the FASB issued ASU 2015-15, Interest-Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated With Line-of-Credit Arrangements-Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 Emerging Issues Task Force Meeting (SEC Update), or ASU 2015-15, which clarified that the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. Both ASU 2015-03 and ASU 2015-15 are effective for public business entities for fiscal years beginning after December 15, 2015, and are to be applied retrospectively, with early adoption permitted. The Company is in the process of evaluating the impact ASU 2015-03 and ASU 2015-15 will have on the Company’s condensed consolidated financial statements.

On September 25, 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, or ASU 2015-16, which eliminates the requirement for an acquirer to retrospectively adjust the financial statements for measurement-period adjustments that occur in periods after a business combination is consummated. ASU 2015-16 requires that the acquirer recognize adjustments to the provisional amounts recorded in the reporting period when the adjustments are determined. The effects of adjustments (such as depreciation, amortization, or other income effects) to provisional amounts to periods after the acquisition date are included in the earnings of the current reporting period. The amendment is effective for public business entities for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. Early adoption of ASU 2015-16 is permitted. The Company is in the process of evaluating the impact ASU 2015-16 will have on the Company’s condensed consolidated financial statements.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current financial statement presentation, with no effect on the Company’s condensed consolidated financial position or results of operations.

F-10

Note 3—Real Estate Investments

During the nine months ended September 30, 2015, the Company completed 11 real estate acquisitions, of which 10 were determined to be business combinations and one was determined to be an asset acquisition. The following table summarizes the consideration transferred for all investments in real estate acquired (amounts in thousands):

Nine Months Ended September 30, 2015
Investments in real estate:
Purchase price of business combinations	$249,404
Purchase price of asset acquisitions	7,734

Total purchase price of assets acquired	$257,138

Acquisition fees and expenses in connection with the acquisition of properties determined to be business combinations are expensed as incurred, including investment transactions that are no longer under consideration, and are included in acquisition related expenses in the accompanying condensed consolidated statements of operations. Acquisition fees and expenses associated with transactions determined to be asset purchases are capitalized. The Company expensed acquisition fees and expenses of approximately $3,760,000 and $269,000 for the three months ended September 30, 2015 and 2014, respectively, and $7,287,000 and $304,000, for the nine months ended September 30, 2015 and 2014, respectively. The Company capitalized acquisition fees and expenses of approximately $234,000 for the nine months ended September 30, 2015. The total amount of all acquisition fees and costs are limited to 6.0% of the contract purchase price of a property. The contract purchase price is the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property exclusive of acquisition fees and costs. For the nine months ended September 30, 2015, acquisition fees and costs did not exceed 6.0% of the contract purchase price of the Company’s acquisitions during such period.

Note 4—Acquired Intangible Assets, Net

Acquired intangible assets, net, which are included in real estate in the accompanying condensed consolidated balance sheets, consisted of the following as of September 30, 2015 and December 31, 2014 (amounts in thousands, except weighted average life amounts):

	September 30, 2015	December 31, 2014
In-place leases, net of accumulated amortization of $1,081 and $52, respectively (with a weighted average remaining life of 14.3 years and 14.6 years, respectively)	$37,921	$6,194
Above-market leases, net of accumulated amortization of $26 and $6, respectively (with a weighted average remaining life of 8.7 years and 9.4 years, respectively)	228	248
Ground lease interest, net of accumulated amortization of $6 (with a weighted average remaining life of 68.1 years)	637	—

	$38,786	$6,442

F-11

Note 5—Other Assets

Other assets consisted of the following as of September 30, 2015 and December 31, 2014 (amounts in thousands):

	September 30, 2015	December 31, 2014
Deferred financing costs, net of accumulated amortization of $564 and $83, respectively	$1,842	$1,742
Real estate escrow deposits	650	350
Restricted cash held in escrow	2,444	2,922
Due from affiliate	106	—
Tenant receivable	1,261	58
Straight-line rent receivable	1,562	13
Prepaid and other assets	520	30

	$8,385	$5,115

Note 6—Future Minimum Rent

The Company’s real estate assets are leased to tenants under operating leases with varying terms. The leases frequently have provisions to extend the terms of the lease agreements. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.

The future minimum rental income from the Company’s investment in real estate assets under non-cancelable operating leases, including optional renewal periods for which exercise is reasonably assured, for the three months ending December 31, 2015 and for each of the next four years ending December 31 and thereafter, are as follows (amounts in thousands):

Year	Amount
Three months ending December 31, 2015	$6,119
2016	24,773
2017	25,122
2018	25,527
2019	25,814
Thereafter	299,531

$406,886

Note 7—Credit Facility

Significant activity regarding the secured credit facility since December 31, 2014 includes:

•	During the nine months ended September 30, 2015, the Company made a draw of $72,000,000 on the secured credit facility.

•	During the nine months ended September 30, 2015, the Company repaid $39,500,000 on the secured credit facility.

•	During the nine months ended September 30, 2015, the Company increased the borrowing base availability under the secured credit facility by $135,792,000 by adding nine properties to the aggregate pool availability.

•	As of September 30, 2015, the total pool availability was $180,000,000 and the remaining aggregate pool availability was $110,000,000 under the secured credit facility.

F-12

Note 8—Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. As of September 30, 2015, there were, and currently there are, no material pending legal proceedings to which the Company is a party.

Note 9—Related-Party Transactions and Arrangements

The Company reimburses the Advisor and its affiliates for organization and offering expenses it incurs on the Company’s behalf, but only to the extent the reimbursement would not cause the selling commissions, dealer manager fees, distribution fees and other organization and offering expenses to exceed 15% of the gross proceeds of the Offering. The Company expects that organization and offering expenses (other than selling commissions, dealer manager fees, and distribution fees) will be approximately 1.25% of the gross proceeds. As of September 30, 2015, the Advisor and its affiliates incurred approximately $7,678,000 on the Company’s behalf in offering costs. The Company accrued approximately $431,000 of other organization and offering expenses as of September 30, 2015. Other organization expenses are expensed as incurred and offering expenses are charged to stockholders’ equity as incurred or as such amounts are reimbursed to the Advisor.

The Company pays to the Advisor 2.0% of the contract purchase price of each property or asset acquired and 2.0% of the amount advanced with respect to a mortgage loan. For the three months ended September 30, 2015 and 2014, the Company incurred approximately $2,673,000 and $89,000, respectively, in acquisition fees to the Advisor or its affiliates. For the nine months ended September 30, 2015 and 2014, the Company incurred approximately $5,144,000 and $89,000, respectively, in acquisition fees to the Advisor or its affiliates. In addition, the Company reimburses the Advisor for acquisition expenses incurred in connection with the selection and acquisition of properties or other real estate-related investments (including expenses relating to potential investments that the Company does not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments on properties not acquired, travel and communications expenses, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. The Company expects these expenses will be approximately 0.75% of the purchase price of each property or real estate-related investment. For the three months ended September 30, 2015 and 2014, the Advisor incurred approximately $4,000 in acquisition expenses on the Company’s behalf. For the nine months ended September 30, 2015 and 2014, the Advisor incurred approximately $10,000 and $9,000, respectively, in acquisition expenses on the Company’s behalf.

The Company pays to the Advisor an asset management fee calculated on a monthly basis in an amount equal to 1/12th of 0.75% of gross assets (including amounts borrowed), which is payable monthly in arrears. The Advisor may, in its sole discretion, choose to take any monthly asset management fee in the form of subordinated restricted Class B Units of the Operating Partnership. In the event the Advisor chooses to be compensated in Class B Units, then the Operating Partnership will, within 30 days after the end of the applicable month (subject to the approval of the board of directors), issue a number of restricted Class B Units to the Advisor equal to: (i) the cost of assets multiplied by 0.0625% (or the lower of the cost of assets and the applicable quarterly net asset value, or NAV, multiplied by 0.0625%, once the Company begins calculating NAV) divided by (ii) the value of one Class A share of common stock as of the last day of such calendar month, which will be the offering price, less selling commissions and dealer manager fees, until such time as the Company calculates NAV, when it will then be the per share NAV for Class A shares. The Advisor will be entitled to receive certain distributions of net sales proceeds on the vested and unvested Class B Units it receives in connection with its assets management services at the same rate as distributions received on the Company’s common stock. Such distributions will be in addition to the incentive fees the Advisor and its affiliates may receive from the Company, including, without limitation the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the Advisory agreement, as applicable.

F-13

Class B Units are subject to forfeiture until such time as: (a) the value of the Operating Partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the economic hurdle; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of the Company’s common stock on a national securities exchange; (ii) a transaction to which the Company or the Operating Partnership shall be a party, as a result of which operating partnership units or common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the Advisory Agreement without cause; and (c) the Advisor pursuant to the Advisory Agreement is providing services to the Company immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the Advisory Agreement by an affirmative vote of a majority of the Company’s independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the Advisory Agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the Advisory Agreement is terminated without cause by an affirmative vote of a majority of the Company’s board of directors before the economic hurdle described above has been met. For the three months ended September 30, 2015 and 2014, the Company incurred approximately $639,000 and $6,000, respectively, in asset management fees. For the nine months ended September 30, 2015 and 2014, the Company incurred approximately $1,133,000 and $6,000, respectively, in asset management fees. As of September 30, 2015 and 2014, the Company did not issue any Class B Units.

In connection with the rental, leasing, operation and management of the Company’s properties, the Company pays the Property Manager and its affiliates aggregate fees equal to 3.0% of gross revenues from the properties managed, or property management fees. The Company will reimburse the Property Manager and its affiliates for property-level expenses that any of them pay or incur on the Company’s behalf, including salaries, bonuses and benefits of persons employed by the Property Manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of its executive officers. The Property Manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If the Company contracts directly with third parties for such services, it will pay them customary market fees and may pay the Property Manager an oversight fee equal to 1.0% of the gross revenues of the properties managed. In no event will the Company pay the Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. The Company also will pay the Property Manager a separate fee for the one-time initial rent-up, leasing-up of newly constructed properties or re-leasing to existing tenants in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area and which is typically less than $1,000. For the three months ended September 30, 2015 and 2014, the Company incurred approximately $174,000 and $2,000, respectively, in property management fees to the Property Manager. For the nine months ended September 30, 2015 and 2014, the Company incurred approximately $314,000 and $2,000, respectively, in property management fees to the Property Manager.

For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, the Company may pay the Property Manager up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable, or construction management fees. For the three and nine months ended September 30, 2015 and 2014, the Company did not incur any construction management fees.

The Company reimburses the Advisor for all expenses it paid or incurred in connection with the services provided to the Company, subject to certain limitations. The Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives an acquisition fee or a disposition fee. For the three months ended September 30, 2015 and 2014, the Advisor allocated approximately $223,000 and $98,000, respectively, in operating expenses to the Company. For the nine months ended September 30, 2015 and

F-14

2014, the Advisor allocated approximately $586,000 and $116,000, respectively, in operating expenses to the Company. For the three and nine months ended September 30, 2014, the Advisor waived approximately $76,000 and $86,000, respectively, of its operating expenses incurred on behalf of the Company, without recourse. The operating expenses waived by the Advisor consisted of general and administrative expenses, including payroll-related expenses.

The Company will pay its Advisor, or its affiliates, if it provides a substantial amount of services (as determined by a majority of the Company’s independent directors) in connection with the sale of properties, a disposition fee, up to the lesser of 1.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved, without exceeding the lesser of 6.0% of the contract sales price or a reasonable, customary and competitive real estate commission. For the three and nine months ended September 30, 2015 and 2014, the Company did not incur any disposition fees to the Advisor or its affiliates.

The Advisor will receive 15% of the remaining net sale proceeds after return of capital contributions plus payment to investors of a 6.0% annual cumulative, non-compounded return on the capital contributed by investors. For the three and nine months ended September 30, 2015 and 2014, the Company did not incur any subordinated participation in net sale proceeds to the Advisor or its affiliates.

Upon the listing of the Company’s shares on a national securities exchange, which the Company has no intention to do at this time, the Advisor will receive 15.0% of the amount by which the sum of the Company’s adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors, or the subordinated incentive listing fee. For the three and nine months ended September 30, 2015 and 2014, the Company did not incur any subordinated incentive listing fees to the Advisor or its affiliates.

Upon termination or non-renewal of the Advisory Agreement, with or without cause, the Advisor will be entitled to receive distributions from the Operating Partnership equal to 15% of the amount by which the sum of the Company’s adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, non-compounded return to investors. In addition, the Advisor may elect to defer its right to receive a subordinated distribution upon termination until either shares of the Company’s common stock are listed and traded on a national securities exchange or another liquidity event occurs. For the three and nine months ended September 30, 2015 and 2014, the Company did not incur any subordinated termination fees to the Advisor or its affiliates.

Certain affiliates of the Company receive fees in connection with the Offering and will continue to receive fees during the acquisition, management and sale of assets of the Company.

The Company pays the Dealer Manager selling commissions of up to 7.0% of the gross offering proceeds per Class A share and up to 3.0% of gross offering proceeds per Class T share. All selling commissions are expected to be re-allowed to participating broker-dealers. The Company will not pay selling commissions with respect to shares of any class sold pursuant to the DRIP. In addition, the Company pays the Dealer Manager a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A and Class T shares, provided, however that the dealer manager fee the Company pays on the Class T shares may be changed in the future. The dealer manager fee may be partially re-allowed to participating broker-dealers. No dealer manager fees will be paid in connection with purchases of shares made pursuant to the DRIP. For the three months ended September 30, 2015 and 2014, the Company incurred approximately $8,285,000 and $1,523,000, respectively, for selling commissions and dealer manager fees in connection with the Offering to the Dealer Manager. For the nine months ended September 30, 2015 and 2014, the Company incurred approximately $29,606,000 and $1,523,000, respectively, for selling commissions and dealer manager fees in connection with the Offering to the Dealer Manager. In addition, as of September 30, 2015, in connection with advance payments of subscription fees, the outstanding balance due from an affiliate of the Dealer Manager was $106,000.

F-15

The Company will pay the Dealer Manager a distribution fee with respect to its Class T shares that are sold in the primary offering that accrues daily in an amount equal to 1/365th of .80% of the amount of the purchase price per share (or, once reported, the net asset value per share for such day) on a continuous basis from year to year. Termination of such payment will commence on the earlier to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of the Offering, total underwriting compensation in the Offering equaling 10% of the gross proceeds from the primary portion of the Offering, or (iii) such Class T shares no longer being outstanding. The Dealer Manager may re-allow the distribution fee to participating broker-dealers and servicing broker-dealers. The distribution fee will be paid monthly in arrears. The distribution fee will not be payable with respect to Class T shares issued under the DRIP. The Company will not pay a distribution fee with respect to Class A shares. For the three and nine months ended September 30, 2015 and 2014, the Company did not incur any distribution fees to the Dealer Manager. The Company filed Post-Effective Amendment No. 6 to the Registration Statement on October 13, 2015, which modified certain terms of the distribution fee.

Accounts Payable Due to Affiliates

The following amounts were outstanding due to affiliates as of September 30, 2015 and December 31, 2014 (amounts in thousands):

Entity	Fee	September 30, 2015	December 31, 2014
Carter Validus Advisors II, LLC and its affiliates	Asset management fees	$217	$66
Carter Validus Real Estate Management Services II, LLC	Property management fees	72	3
Carter/Validus Advisors, LLC and its affiliates	General and administrative costs	2	15
Carter Validus Advisors II, LLC and its affiliates	General and administrative costs	73	14
Carter Validus Advisors II, LLC and its affiliates	Offering costs	431	2,524
Carter Validus Advisors II, LLC and its affiliates	Acquisition expenses and fees	4	4

		$799	$2,626

Note 10—Intangible Lease Liabilities, Net

Intangible lease liabilities, net, consisted of the following as of September 30, 2015 and December 31, 2014 (amounts in thousands, except weighted average life amounts):

	September 30, 2015	December 31, 2014
Below-market leases, net of accumulated amortization of $44 and $0, respectively (with a weighted average remaining life of 12.9 years and 4.8 years, respectively)	$1,635	$7

	$1,635	$7

Note 11—Business Combinations

During the nine months ended September 30, 2015, the Company completed the acquisition of 100% of the interests in 10 real estate investments (two data centers and eight healthcare) that were determined to be business combinations, comprised of 16 buildings. The aggregate purchase price of the acquisitions determined to be business combinations was $249,404,000, plus closing costs.

F-16

The following table summarizes the acquisitions determined to be business combinations during the nine months ended September 30, 2015:

Property Description	Date Acquired	Ownership Percentage
Winter Haven Healthcare Facility	01/27/2015	100%
Heartland Rehabilitation Hospital	02/17/2015	100%
Clarion IMF	06/01/2015	100%
Post Acute Webster Rehabilitation Hospital	06/05/2015	100%
Eagan Data Center	06/29/2015	100%
Houston Surgical Hospital and LTACH	06/30/2015	100%
Kentucky Maine Ohio IMF Portfolio	07/22/2015	100%
Reading Surgical Hospital	07/24/2015	100%
Post Acute Warm Springs Specialty Hospital of Luling	07/30/2015	100%
Minnetonka Data Center	08/28/2015	100%

Results of operations for the acquisitions determined to be business combinations are reflected in the accompanying condensed consolidated statement of operations for the three and nine months ended September 30, 2015 for the period subsequent to the acquisition date of each property. For the period from the acquisition date through September 30, 2015, the Company recorded $6,029,000 of revenues and a net loss of $4,591,000 for its business combination acquisitions.

The following table summarizes management’s allocation of the fair value of the acquisitions determined to be business combinations during the nine months ended September 30, 2015 (amounts in thousands):

Total
Land	$21,081
Buildings and improvements	192,913
In-place leases	31,968
Tenant improvements	3,223
Ground leasehold assets	644
Furniture, fixtures and equipment	1,247

Total assets acquired	251,076

Below-market leases	(1,672)

Total liabilities acquired	(1,672)

Net assets acquired	$249,404

Assuming the business combinations described above had occurred on January 1, 2014, pro forma revenues, net income and net income attributable to common stockholders would have been as follows for the periods listed below (amounts in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Pro forma basis:
Revenues	$7,739	$3,901	$21,624	$3,901
Net income attributable to common stockholders	$2,307	$1,002	$6,562	$983
Net income per common share attributable to common stockholders:
Class A basic and diluted	$0.06	$0.04	$0.18	$0.04

F-17

The pro forma information for the three and nine months ended September 30, 2015 was adjusted to exclude approximately $3,730,000 and $7,140,000, respectively, of acquisition fees and costs recorded related to the Company’s real estate investments. The pro forma information may not be indicative of what actual results of operations would have been had the transactions occurred at the beginning of 2014, nor is it necessarily indicative of future operating results.

Note 12—Segment Reporting

Management reviews the performance of individual properties and aggregates individual properties based on operating criteria into two reportable segments—commercial real estate investments in data centers and healthcare, and makes operating decisions based on these two reportable segments. The Company’s commercial real estate investments in data centers and healthcare are based on certain underwriting assumptions and operating criteria, which are different for data centers and healthcare. There were no intersegment sales or transfers during the three and nine months ended September 30, 2015 and 2014.

The Company evaluates performance based on net operating income of the individual properties in each segment. Net operating income, a non-GAAP financial measure, is defined as total revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, acquisition related expenses, asset management fees and interest expense. The Company believes that segment net operating income serves as a useful supplement to net income (loss) because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies and between periods on a consistent basis. Segment net operating income should not be considered as an alternative to net income (loss) determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, segment net operating income should be examined in conjunction with net income (loss) as presented in the accompanying condensed consolidated financial statements and data included elsewhere in this prospectus supplement.

General and administrative expenses, acquisition related expenses, asset management fees, depreciation and amortization and interest expense are not allocated to individual segments for purposes of assessing segment performance. Non-segment assets primarily consist of corporate assets, including cash and cash equivalents, real estate and escrow deposits, deferred financing costs and other assets not attributable to individual properties.

Summary information for the reportable segments during the three and nine months ended September 30, 2015 and 2014, are as follows (amounts in thousands):

	Data Centers	Healthcare	Three Months Ended September 30, 2015
Revenue:
Rental and tenant reimbursement revenue	$543	$6,341	$6,884
Expenses:
Rental expenses	(90)	(737)	(827)

Segment net operating income	$453	$5,604	$6,057

Expenses:
General and administrative expenses			(439)
Acquisition related expenses			(3,760)
Asset management fees			(639)
Depreciation and amortization			(2,438)

Loss from operations			(1,219)
Interest expense			(542)

Net loss attributable to common stockholders			$(1,761)

F-18

	Data Centers	Healthcare	Three Months Ended September 30, 2014
Revenue:
Rental and tenant reimbursement revenue	$—	$65	$65
Expenses:
Rental expenses	—	(4)	(4)

Segment net operating income	$—	$61	61

Expenses:
General and administrative expenses			(180)
Acquisition related expenses			(269)
Asset management fees			(6)
Depreciation and amortization			(34)

Loss from operations			(428)
Interest expense			(54)

Net loss attributable to common stockholders			$(482)

	Data Centers	Healthcare	Nine Months Ended September 30, 2015
Revenue:
Rental and tenant reimbursement revenue	$724	$11,537	$12,261
Expenses:
Rental expenses	(98)	(1,051)	(1,149)

Segment net operating income	$626	$10,486	11,112

Expenses:
General and administrative expenses			(1,366)
Acquisition related expenses			(7,287)
Asset management fees			(1,133)
Depreciation and amortization			(4,048)

Loss from operations			(2,722)
Interest expense			(1,203)

Net loss attributable to common stockholders			$(3,925)

	Data Centers	Healthcare	Nine Months Ended September 30, 2014
Revenue:
Rental and tenant reimbursement revenue	$—	$65	$65
Expenses:
Rental expenses	—	(4)	(4)

Segment net operating income	$—	$61	61

Expenses:
General and administrative expenses			(199)
Acquisition related expenses			(304)
Asset management fees			(6)
Depreciation and amortization			(34)

Loss from operations			(482)
Interest expense			(54)

Net loss attributable to common stockholders			$(536)

F-19

Assets by reportable segments as of September 30, 2015 and December 31, 2014 are as follows (amounts in thousands):

	September 30, 2015	December 31, 2014
Assets by segment:
Data centers	$33,866	$—
Healthcare	316,299	92,052
All other	53,015	5,814

Total assets	$403,180	$97,866

Capital additions and acquisitions by reportable segments for the nine months ended September 30, 2015 and 2014 are as follows (amounts in thousands):

	Nine Months Ended September 30,
	2015	2014
Capital additions and acquisitions by segment:
Data centers	$33,114	$—
Healthcare	224,664	4,450

Total capital additions and acquisitions	$257,778	$4,450

Note 13—Accounts Payable and Other Liabilities

Accounts payable and other liabilities, as of September 30, 2015 and December 31, 2014, were comprised of the following (amounts in thousands):

	September 30, 2015	December 31, 2014
Accounts payable and accrued expenses	$727	$219
Accrued interest expense	211	47
Accrued property taxes	440	6
Distributions to stockholders payable	1,982	325
Tenant deposits	1,697	—
Deferred rental income	804	31

	$5,861	$628

Note 14—Economic Dependency

The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of real estate investments and other investments; the management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that the Advisor and its affiliates are unable to provide the respective services, the Company will be required to obtain such services from other sources.

Note 15—Subsequent Events

Distributions to Stockholders Paid

On October 1, 2015, the Company paid aggregate distributions of approximately $1,982,000 ($797,000 in cash and $1,185,000 in shares of the Company’s common stock pursuant to the DRIP), which related to

F-20

distributions declared for each day in the period from September 1, 2015 through September 30, 2015. On November 2, 2015, the Company paid aggregate distributions of approximately $2,201,000 ($892,000 in cash and $1,309,000 in shares of the Company’s common stock pursuant to the DRIP), which related to distributions declared for each day in the period from October 1, 2015 through October 31, 2015.

Distributions Declared

On November 5, 2015, the board of directors of the Company approved and declared a distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on December 1, 2015 and ending on February 29, 2016. The distributions for December 2015 will be calculated based on 365 days in the calendar year and will be equal to $0.001753425 per share of Class A common stock, which is equal to an annualized distribution rate of 6.4%, assuming a purchase price of $10.00 per share of Class A common stock. The distributions for January 2016 and February 2016 will be calculated based on 366 days in the calendar year and will be equal to $0.001748634 per share of Class A common stock, which will be equal to an annualized distribution rate of 6.4%, assuming a purchase price of $10.00 per share of Class A common stock. The distributions declared for each record date in December 2015, January 2016 and February 2016 will be paid in January 2016, February 2016 and March 2016, respectively. As of November 16, 2015, there were no shares of Class T common stock outstanding. The distributions will be payable to stockholders from legally available funds therefor.

Status of the Offering

As of November 16, 2015, the Company had accepted investors’ subscriptions for and issued approximately 43,271,000 shares of Class A common stock in the Offering, resulting in receipt of gross proceeds of approximately $429,637,000, including shares of its common stock issued pursuant to its DRIP. As of November 16, 2015, the Company had approximately $1,920,363,000 in Class A shares and Class T shares of common stock remaining in the Offering.

Acquisition of the Nebraska Healthcare Facility

On October 14, 2015, the Company completed the acquisition of 100% of the interest in a healthcare property, or the Nebraska Healthcare Facility, for a purchase price of $13,011,247, plus closing costs. The Company financed the purchase of the Nebraska Healthcare Facility using net proceeds from the Offering. The Nebraska Healthcare Facility is leased to a single tenant and was determined to be a business combination. With respect to this acquisition, the Company has not completed its fair value-based purchase price allocation; it is therefore impractical to provide pro-forma information.

F-21

SUBSCRIPTION AGREEMENT
1. Investment Amount of Subscription: State of Sale: Minimum Initial Investment is $2,000 ($2,500-New York) Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted. Payment will be made with: Enclosed Check Funds Wired Funds to Follow 2. Share Class-The Selection of a Share Class is Required
Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class. Share Class Required Class A Shares 3. Account Type-Check One Box Only Account Type Additional Required Documentation Individual If TOD, Transfer on Death form Joint Tenants (WROS)* Tenants in Common* If JTWROS TOD, Transfer on Death form Community Property* *All parties must sign Trust Trustee Certification form or trust documents Estate Documents evidencing individuals authorized to act on behalf of estate Custodial UGMA: State of: UTMA: State of: None Corporation C Corp S Corp Articles of Incorporation or Corporate Resolution LLC LLC Operating Agreement or LLC Resolution Partnership Partnership Certification of Powers or Certificate of Limited Partnership Non-Profit Organization Formation document or other document evidencing authorized signers
Profit Sharing Plan Defined Benefit Plan Pages of plan document that list plan name, date, trustee name(s) and signatures KEOGH Plan
Traditional IRA SEP IRA ROTH IRA For Inherited IRA indicate Decedent’s name: Simple IRA Inherited IRA Other (Specify)
For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 6 4. Investor Information
Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA) Primary Investor Name: SSN/TIN: DOB: Secondary Investor Name: SSN/TIN: DOB: Street Address: City: State: Zip Code:

4. Investor Information, continued Mailing Address (optional): City: State: Zip Code: Phone (day): Phone (evening): Email: US Citizen US Citizen residing outside the US Resident Alien Check here if you are subject to backup withholding Non-resident Alien, country: Please attach a separate sheet with the above information for each additional investor. 5. Investment Title-SSN or TIN Required Title Line 1: Title Line 2: SSN/TIN:
6. Third Party Custodian Information Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian. Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below. Custodian Name: Custodian Address: City: State: Zip Code: Custodian Telephone Number: Custodian TIN: Investor Account Number with Custodian: Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of shares of Carter Validus Mission Critical REIT II that are beneficially owned by the investor as reflected on the records of Carter Validus Mission Critical REIT II as of the applicable record date at any meeting of the shareholders of Carter Validus Mission Critical REIT II. This authorization shall remain in place until revoked in writing by Custodian. Carter Validus Mission Critical REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization. 7. Distribution Information (Choose one or more of the following options)
If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval. If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: Carter Validus Mission Critical REIT II, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105; provided, however, for Alabama investors only: If you are an Alabama investor and you elect to participate in our Distribution Reinvestment Plan and you experience a material adverse change in your financial condition or cannot make the representation in Section 10 of this Subscription Agreement, we request that you promptly notify your Broker-Dealer of such fact. % of Distribution
I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.
Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 6)
Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) Name: Address: City: State: Zip Code: Account Number: Direct Deposit (Attach Voided Check) I authorize Carter Validus Mission Critical REIT II, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Carter Validus Mission Critical REIT II, Inc. in writing to cancel it. In the event that Carter Validus Mission Critical REIT II, Inc. deposits funds erroneously into my account, Carter Validus Mission Critical REIT II, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. (not available for custodial held accounts without the custodian’s approval)
Financial Insitution Name: % of Distribution: Checking
ABA/Routing Number: Account Number: Savings

8. Broker-Dealer and Registered Representative Information Broker-Dealer Name: Representative Name: Rep Number: Representative’s Firm Name: Branch ID: Representative’s Address: Representative’s City State: Zip Code: Representative’s Phone Number: Representative’s Fax Number: Represenative’s Email Address: This Subscription was made as follows: Through a participating Broker-Dealer Shares are being purchased net of commissions Through a participating RIA* unaffiliated with a participating Broker-Dealer
*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for Carter Validus Mission Critical REIT II) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-373-2522. Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount. Account to be combined with: Investor Name: Account Number: SSN/TIN: **Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications. Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Carter Validus Mission Critical REIT II, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber. Signature of Financial Representative: Date: (If required by Broker-Dealer) Branch Manager Signature: Date: 9. Electronic Delivery (Optional) Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT II, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement. By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Carter Validus Mission Critical REIT II, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Carter Validus Mission Critical REIT II, Inc. send a paper copy of a particular stockholder communications to me. Carter Validus Mission Critical REIT II, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication. By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications. Signature of Investor: Date: Electronic Delivery Acknowledgement Signature of Joint Investor: Date: Only E-mail: (If blank-email from Section 4 will be used) 10. Subscriber Signatures Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement. Owner Co-Owner I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability require- ments set forth in the Prospectus at the time of purchase.
Owner Co-Owner I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. Owner Co-Owner I am purchasing the shares for the account referenced above.

10. Subscriber Signatures, continued

____Owner	____Co-Owner	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.
____Owner	____Co-Owner	**Alabama:** In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount invested in the program and its affiliates.
____Owner	____Co-Owner	**Iowa:** In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**Kansas:** It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.
____Owner	____Co-Owner	**Kentucky:** In addition to the general suitability standards listed above, no Kentucky resident can invest more than 10% of their liquid net worth in us.
____Owner	____Co-Owner	**Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**Massachusetts:** In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.
____Owner	____Co-Owner	**Missouri:** In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.
____Owner	____Co-Owner	**Nebraska:** In addition to the general suitability standards listed above, Nebraska investors must limit their investment in us and in the securities of other direct participation programs to 10% of such investor's net worth.
____Owner	____Co-Owner	**New Jersey:** In addition to the suitability standards listed above, a New Jersey investor's investment in the issuer, shares of its affiliates and other direct participation investments may not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**New Mexico:** In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.
____Owner	____Co-Owner	**North Dakota:** North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.
____Owner	____Co-Owner	**Ohio:** It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**Oregon:** In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.
____Owner	____Co-Owner	**Tennessee:** In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents' investment in us must not exceed ten percent (10%) of their liquid net worth.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, CARTER VALIDUS MISSION CRITICAL REIT II, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: Date:

The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

FOR PAPERWORK ONLY

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.373.2522

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.373.2522

Subscription Agreements may be faxed to:
855.223.2474

FOR PAYMENTS ONLY

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Investor Instructions
(not required to be returned with Subscription Agreement)

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription. 1.Investment PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash. A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100. If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. North Carolina, New Jersey, Alabama and Ohio investors are not eligible to participate in the Automatic Purchase Program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program. 2. Share Class—The Selection of a Share Class is Required Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase. 3. Account Type—Check One Box Only Please check the appropriate box to indicate the account type of the subscription. 4. Investor Information To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including Carter Validus Mission Critical REIT II, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. All investors must provide a taxpayer identification number or social security number. By signing in Section 10, you are certifying that this number is correct. Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA) 5. Investment Title—SSN or TIN Required All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 10, you are certifying that this number is correct. Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee. 6. Third Party Custodian Information Make checks payable to the custodian and send ALL paperwork directly to the custodian. If you would like to purchase shares through an IRA account, First Trust Retirement and Community National Bank have each agreed to act as IRA custodians for such purpose; however, we do not require that you use our IRA custodian. If you would like to establish a new IRA account with either First Trust Retirement or Community National Bank, we will pay the fees related to the establishment of such accounts with First Trust Retirement or Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by either of the IRA custodians, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178. Complete this section if the registered owner of the investment will be a Custodian Plan or Trust. 7. Distribution Information (Choose one or more of the following options) PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify Carter Validus Mission Critical REIT II, Inc. in writing of that fact; provided, however, for Alabama investors only: If you are an Alabama investor and you elect to participate in our Distribution Reinvestment Plan and you experience a material adverse change in your financial condition or cannot make the representation in Section 10 of this Subscription Agreement, we request that you promptly notify your Broker-Dealer of such fact. Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval.)

8. Broker-Dealer, Registered Representative Information PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory. Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she: has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects; has discussed the investor’s prospective purchase of shares with such investor; has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares; has delivered to the investor the Prospectus required to be delivered in connection with this subscription; has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 5, and has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 4; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. 9. Electronic Delivery (optional) Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT II, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement. By signing the Subscription Agreement in Section 9, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT II, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT II, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT II, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications. 10. Subscriber Signatures Please separately initial each of the representations in paragraph (1) through (5). If an Alabama resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Kentucky resident you must also initial paragraph (9), if a Maine resident you must also initial paragraph (10), if a Massachusetts resident you must also initial paragraph (11), if a Missouri resident you must also initial paragraph (12), if a Nebraska resident you must also initial paragraph (13), if a New Jersey resident you must also initial paragraph (14), if a New Mexico resident you must also initial paragraph (15), if a North Dakota resident you must also initial paragraph (16), if an Ohio resident you must also initial paragraph (17), if an Oregon resident you must also initial paragraph (18) and if a resident of Tennessee you must also initial paragraph (19). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence. By signing this Subscription Agreement, you agree to provide the information in Section 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Multi-Offering Subscription Agreement
Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering. AN INVESTMENT IN THE OFFERING(S) OR “INVESTMENT PROGRAM(S)” DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) OR REALTY CAPITAL SECURITIES, LLC (MEMBER FINRA/SIPC) AT 1-877-373-2522.
1. Investment All investments are subject to suitability standards, see corresponding prospectus and Sections 8-8k herein.
Amount of Subscription State of Sale Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC.
State of Sale means investor’s principal place of residence or principal place of business, as applicable. Minimum Initial Investment is $2,500 for RPT, ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality & UDF V. Minimum Initial Investment for purchases through IRA or other qualified accounts is $1,000 for UDF V. Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted. Payment will be made with: Enclosed Check ☐Funds Wired ☐Funds to Follow - Name of Institution (See Section 10 for Check Instructions) Investment Amount American Realty Capital Global Trust II, Inc. (ARC Global II) American Realty Capital Healthcare Trust III, Inc. (ARC HT III) American Realty Capital Hospitality Trust, Inc. (ARC Hospitality) Business Development Corporation of America II (BDCA II) Carter Validus Mission Critical REIT II (CVMC REIT II) Greenbacker Renewable Energy Company (GREC) Realty Finance Trust, Inc. (RFT) RREEF Property Trust, Inc. (RPT) Sierra Income Corporation (SIC) TriLinc Global Impact Fund (TGIF) United Development Funding Income Fund V (UDF V) ☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus. (Class A only for RPT) *Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.
1a. Share Class – The Selection of a Share Class is Required (CVMC REIT II Only) Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class. FOR CVMC REIT II INVESTORS – SHARE CLASS REQUIRED ☐Class A
1b. Share Class – The Selection of a Share Class is Required (GREC Only) Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.
FOR GREC INVESTORS –SHARE CLASS REQUIRED Class A ☐Class I 1c. Share Class – The Selection of a Share Class is Required (RPT Only) Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class. FOR RPT INVESTORS - SHARE CLASS REQUIRED
Class A Class B

11

4. Investor Information, continued (ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, UDF V, CVMC REIT II, SIC, TGIF & GREC Only) Check here for eletronic delivery and complete Section 6c Citizenship: Please indicate Citizenship Status (Required) US Citizen US Citizen residing outside the US Resident Alien Non-Resident Alien* Country: Check here if you are subject to backup withholding Please attach a separate sheet with the above information for each additional investor. NOTE: Any and all U.S. taxpayers are required to complete Section 9. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9.) * If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). For RPT investors only: Please refer to Section 5 and applicable required disclosures for account information. 5. Individual or Joint Account (RPT Only)
For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting. Name of Primary Account Owner SSN DOB US Residential Address (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of Employer Address of Employer City State ZIP If you checked not-employed or retired, please provide source of income: Name of Second Joint Owner (if any) SSN DOB US Residential Address (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of Employer Address of Employer City State ZIP If you checked not-employed or retired, please provide source of income: Please attach a separate sheet with the above information for each additional owner. 5a. Entity Account (RPT Only) Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.) For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling? * Select one: Yes No If yes, please explain: Name of Legal Entity SSN OR TIN Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address Date of Trust Agreement (for trusts only) – MM/DD/YYYY Name of Trustee/Authorized Signer SSN of Trustee/Authorized Signer DOB US Residential Address (P.O. Box not acceptable) City State ZIP

5a. Entity Account (RPT Only), continued Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address ☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: Name of Co-Trustee/ Authorized Signer SSN of Trustee/Authorized Signer DOB US Residential Address (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address ☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: FOR A TRUST ACCOUNT ☐ Check here if the grantor/settlor is the same as the trustee For Trust Accounts, Name of Grantor/Settlor SSN of Grantor/Settlor DOB (if different from trustee) US Residential Address (P.O. Box not acceptable) City State ZIP ☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer. FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.) Please provide the industry in which the legal entity operates: For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank) Name SSN DOB Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP ☐US Citizen ☐Resident alien If resident alien, please provide country of citizenship: Name SSN DOB Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP ☐US Citizen ☐Resident alien If resident alien, please provide country of citizenship:
Please attach a separate sheet with the above information for each additional ultimate beneficial owner. 5b. UGMA/UTMA Account (RPT Only) If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state. Name of Minor SSN DOB
Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP ☐US Citizen ☐Resident alien If resident alien, please provide country of citizenship: Name of Custodian SSN of Custodian DOB US Residential Address (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address

5b. UGMA/UTMA Account (RPT Only), continued ☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: Select one: ☐ Employed ☐ Not-employed ☐ Retired Occupation Name of Employer Address of Employer City State ZIP If you checked not-employed or retired, please provide source of income: 5c. Retirement/Savings Plan (RPT Only) CUSTODIAN/TRUSTEE Name of Custodian/Trustee TIN US Business Address City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address PARTICIPANT/EMPLOYEE Name of Participant/Employee SSN DOB US Residential Address (P.O. Box not acceptable) City State ZIP ☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: Select one: ☐ Employed ☐ Not-employed ☐ Retired Occupation Name of Employer Address of Employer City State ZIP If you checked not-employed or retired, please provide source of income: 6. Third Party Custodian/Trustee Information Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee. Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below. Custodian/Trustee Name Custodian/Trustee Address City State ZIP Custodian/Trustee Phone Custodian/Trustee TIN Investor Account Number with Custodian/Trustee 6a. Distribution Information If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 and/or Section 5 above. IRA accounts may not direct distributions without the custodian’s approval. Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, UDF V, RPT, CVMC REIT II, SIC, TGIF, GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality, c/o American National Stock Transfer, 430 W. 7th Street, Kansas City, MO 64105 or for UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

6a. Distribution Information, continued % of Distribution I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus Send distributions via check to investor’s home address (or for Qualified Plans, to the address listed in Section 6) Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) Name Address City State ZIP Account Number Direct Deposit: (Attach Voided Check) I/we authorize ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, or its agent, American National Stock Transfer, LLC and/or UDF V, RPT, CVMC REIT II, SIC, TGIF, GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. (not available for custodial held accounts without the custodian’s approval) Financial Institution Name % of Distribution Checking ABA/ Routing Number Account Number Savings 6b. Broker-Dealer and Financial Advisor Information Broker-Dealer Name Financial Advisor’s Name Rep Number Financial Advisor’s Firm Name Branch ID Financial Advisor’s Address Financial Advisor’s City State ZIP Financial Advisor’s Phone Financial Advisor’s Fax Financial Advisor’s E-Mail Address This Subscription was made as follows: ☐Through a participating Broker-Dealer ☐Through a participating RIA unaffiliated with a participating Broker-Dealer ☐Shares and/or units are being purchased net of commissions (Class A only for CVMC REIT II, Class A shares only for GREC, Class A and Class C units for TGIF and Class A shares only for RPT) Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC, that I have reasonable grounds to believe that the purchase of the units and/or shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares and/or units, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on trasfers of the shares and/or units, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Multi-Offering Subscription Agreement to the issuer as specified under the laws of the investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verifcation process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable. Signature of Financial Advisor Date Branch Manager Signature (if required by Broker-Dealer) Date

6c. Electronic Delivery (Optional) ☐ARC Global II ☐ARC HT III ☐ARC Hospitality ☐CVMC REIT II ☐GREC ☐RFT ☐RPT ☐SIC ☐TGIF ☐UDF V ☐BDCA II Electronic Delivery of stockholder and/or unitholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder and/or unitholder communications and statement notifications. By consenting below to electronically receive shareholder and/or unitholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder and/or unitholder communications to you directly or (ii) make them available on each offering’s respective Website and notify you by e-mail when such documents are available and how to access the documents. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder and/or unitholder communications. (c) I acknowledge that I may receive at no cost from ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC is unable to obtain a valid e-mail address for me, ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC and/or SC Distributors at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. Electronic Delivery Acknowledgement Only Signature of Investor Date Signature of Joint Investor Date E-mail (If blank - email from Section 4 and/or 5 will be used) Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder and/or unit-holder must have access to the e-mail account provided. Your e-mail address will be held in confidence and used only for matters relating to your investment(s).
7. Limited Liability Company Agreement (TGIF & GREC Only) By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TGIF and/or GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware. 8. Subscriber Acknowledgements AS APPLICABLE TO CERTAIN OFFERINGS:
CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES. 8a. Subscriber Acknowledgements & Signatures for ARC Global II The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) ____Owner ____Co-Owner
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

8a. Subscriber Acknowledgements & Signatures for ARC Global II, continued ____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of ARC Global II, not less than five (5) business days prior to the signing of this Subscription Agreement. ____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account. ____Owner ____Co-Owner I/We acknowledge that shares are not liquid. ____Owner ____Co-Owner If an affiliate of ARC Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. ____Owner ____Co-Owner California residents only: In addition to the general suitability requirements described above, a California investor’s maximum investment in ARC Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles). ____Owner ____Co-Owner Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor’s maximum investment in ARC Global II and its affiliates cannot exceed 10% of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Global II and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in ARC Global II and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
____Owner ____Co-Owner Michigan residents only: The maximum investment allowable in ARC Global II for a Michigan investor is 10% of his or her net worth. ____Owner ____Co-Owner Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor’s liquid net worth may be invested in the securities registered by ARC Global II for its offering with the Missouri Securities Division.
____Owner ____Co-Owner New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor’s aggregate investment in ARC Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Global II and that they meet one of the general suitability standards described above. ____Owner ____Co-Owner Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor’s aggregate investment in ARC Global II shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. ____Owner ____Co-Owner Pennsylvania residents only: The maximum investment allowable in ARC Global II for a Pennsylvania investor is 10% of his or her net worth. 8b. Subscriber Acknowledgements & Signatures for ARC HT III The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) ____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares. ____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of ARC HT III, not less than five (5) business days prior to the signing of this Subscription Agreement. ____Owner ____Co-Owner I/we am/are purchasing shares for my/our own account. ____Owner ____Co-Owner I/we acknowledge that shares are not liquid. ____Owner ____Co-Owner If an affiliate of ARC HT III, I/we represent that the shares are being purchased for invest- ment purposes only and not for immediate resale.

8b. Subscriber Acknowledgements & Signatures for ARC HT III, continued ____Owner ____Co-Owner California residents only: In addition to the general suitability requirements described above, a California investor’s maximum investment in ARC HT III will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles). ____Owner ____Co-Owner Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor’s maximum investment in ARC HT III and its affiliates cannot exceed 10% of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC HT III and securities of other non-traded real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in ARC HT III and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Michigan residents only: The maximum investment allowable in ARC HT III for a Michigan investor is 10% of his or her net worth. ____Owner ____Co-Owner Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor’s liquid net worth may be invested in the securities registered by ARC HT III for this offering with the Missouri Securities Division. ____Owner ____Co-Owner New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor’s aggregate investment in ARC HT III shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC HT III and that they meet one of the general suitability standards described above.
____Owner ____Co-Owner Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor’s aggregate investment in ARC HT III shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be de- fined as that portion of net worth (total assets exclusive of primary residence, home furnish- ings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. ____Owner ____Co-Owner Pennsylvania residents only: The maximum investment allowable in ARC HT III for a Pennsylvania investor is 10% of his or her net worth.
8c. Subscriber Acknowledgements & Signatures for RFT The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) ____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares. ____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of RFT, not less than five (5) business days prior to the signing of this Subscription Agreement. ____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account. ____Owner ____Co-Owner I/We acknowledge that shares are not liquid. ____Owner ____Co-Owner If an affiliate of RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. ____Owner ____Co-Owner California residents only: In addition to the general suitability requirements described above, investors’ maximum investment in RFT shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles). ____Owner ____Co-Owner Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home furnishings, & automobiles). The investor’s maximum aggregate investment in RFT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

8c. Subscriber Acknowledgements & Signatures for RFT, continued ____Owner ____Co-Owner Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in RFT and securities of other non-traded real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in RFT and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Michigan residents only: The maximum investment allowable in RFT for a Michigan investor is 10% of his or her net worth. ____Owner ____Co-Owner Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor’s liquid net worth shall be invested in the securities registered by RFT for this offering with the Missouri Securities Division. ____Owner ____Co-Owner New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor’s aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in RFT. ____Owner ____Co-Owner Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor’s aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Pennsylvania residents only: The maximum investment allowable in RFT for a Pennsylvania investor is 10% of his or her net worth. 8d. Subscriber Acknowledgements & Signatures for ARC Hospitality The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) ____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares. ____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of ARC Hospitality, not less than five (5) business days prior to the signing of this Subscription Agreement. ____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.
____Owner ____Co-Owner I/We acknowledge that shares are not liquid. ____Owner ____Co-Owner If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. ____Owner ____Co-Owner California residents only: In addition to the general suitability requirements described above, a California investor’s maximum investment in ARC Hospitality will be limited to 10% of her or her net worth (exclusive of home, home furnishings and automobiles). ____Owner ____Co-Owner Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor’s maximum aggregate investment in ARC Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth.“Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose,“liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

8b. Subscriber Acknowledgements & Signatures for ARC Hospitality, continued Owner ____Co-Owner Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth. Owner ____Co-Owner Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division. Owner ____Co-Owner New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor’s aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner ____Co-Owner North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above. Owner ____Co-Owner Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth. 8e. Subscriber Acknowledgements & Signatures for UDF V The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner ____Co-Owner I have (i) a net worth (exclusive of home, furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under ‘‘Suitability Standards.’’ Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of UDF V. Owner ____Co-Owner I/We am/are purchasing shares for my/our own account. Owner ____Co-Owner I/We acknowledge that shares are not liquid. Owner ____Co-Owner If an affiliate of United Development Funding Income Fund V, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Owner ____Co-Owner California residents only: This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles). 260.141.11 Restrictions on Transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee. (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules; (4) to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation intervivos or on death; (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned; (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required; (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state; (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (1) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (2) delivers to each purchaser a copy of this rule, and (3) advises the Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f ) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section. (c)

8e. Subscriber Acknowledgements & Signatures for UDF V, continued Owner ____Co-Owner California residents only (continued): The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows: “IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.” Owner ____Co-Owner Iowa residents only: I have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, this investment, when added to my investments in affiliates of the fund and any other non-exchange traded real estate investment trust, does not exceed 10% of my liquid net worth. For purposes of the suitability standard applicable to Iowa residents, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities. Owner ____Co-Owner Kansas residents only: I acknowledge the recommendation of the Kansas Office of the Securities Commissioner this investment and other investments in non-traded real estate investment trusts should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of worth which consists of cash, cash equivalents and readily marketable securities. Owner ____Co-Owner Maine residents only: I acknowledge the recommendation of the Maine Office of Securities that this investment and similar direct participation investments should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Owner ____Co-Owner New Mexico residents only: This investment, when added to my investments in affiliates of the fund and similar direct participation programs, does not exceed 10% of my liquid net worth. Owner ____Co-Owner North Dakota residents only: This investment does not exceed 10% of my net worth. Owner ____Co-Owner Pennsylvania residents only: This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles). 8f. Subscriber Acknowledgements & Signatures for BDCA II The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)
Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares. Owner ____Co-Owner I/we acknowledge receipt of the final Prospectus of BDCA II, not less than five (5) business days prior to the signing of this Subscription Agreement. Owner ____Co-Owner I/We am/are purchasing shares for my/our own account. Owner ____Co-Owner I/We acknowledge that shares are not liquid.
Owner ____Co-Owner If an affiliate of BDCA II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Owner ____Co-Owner California residents only: Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $120,000. In addition, the state of California requires that each investor in California cannot invest more than 10% of his or her net worth in BDCA II. Owner ____Co-Owner Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of at least $85,000 and an annual gross income of at least $85,000 or (b) a liquid net worth of at least $300,000. Additionally, an investor’s total investment in BDCA II shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets that may be convertible to cash within one year.)
Owner ____Co-Owner Iowa residents only: Investors who reside in the state of Iowa must have either (i) a minimum liquid net worth of $100,000 and an annual gross income of $70,000 or (ii) a minimum liquid net worth of $350,000. The investor’s maximum investment in BDCA II cannot exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner ____Co-Owner Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in BDCA II and securities of other business development companies. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner ____Co-Owner Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in BDCA II and similar non-traded business development companies not exceed 10% of the investor’s liquid net worth. For this purpose “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

8f. Subscriber Acknowledgements & Signatures for BDCA II, continued ____Owner ____Co-Owner New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor’s aggregate investment in BDCA II, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner North Dakota residents only: North Dakota investors must represent that, in addition to the stated income and net worth standards, they have a net worth of at least ten times their investment in BDCA II. ____Owner ____Co-Owner Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor’s aggregate investment in BDCA II, shares of its affiliates and in other non-traded business development programs may not exceed ten percent (10%) of his or her liquid net worth. ‘‘Liquid net worth’’ is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Oklahoma residents only: Oklahoma investors must have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000 or (ii) a minimum net worth of $250,000, exclusive of home, home furnishings and automobiles. An Oklahoma investor’s maximum investment in BDCA II’s securities may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $250,000. The investor’s maximum investment in the BDCA II offering shall not exceed 10% of the investor’s liquid net worth (exclusive of home, home furnishings and automobiles). ____Owner ____Co-Owner Vermont residents only: Accredited investors in Vermont, as defined in 17 C.F.R. 9230.501, may invest freely in BDCA II offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in BDCA II offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investors total assets (not including home, home furnishings, or automobiles) minus total liabilities. 8g. Subscriber Acknowledgements & Signatures for RPT The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) ____Owner ____Co-Owner I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT’s website and toll-free automated telephone line. ____Owner ____Co-Owner I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid. ____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above. ____Owner ____Co-Owner I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares. ____Owner ____Co-Owner Iowa residents only: It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Kansas residents only: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner New Mexico residents only: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Ohio residents only: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

8h. Subscriber Acknowledgements & Signatures for CVMC REIT II The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) ____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. ____Owner ____Co-Owner I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement. ____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. ____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above. ____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares. ____Owner ____Co-Owner Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities. ____Owner ____Co-Owner Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles. ____Owner ____Co-Owner Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities. ____Owner ____Co-Owner Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division. ____Owner ____Co-Owner New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. ____Owner ____Co-Owner North Dakota: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us. ____Owner ____Co-Owner Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

8i. Subscriber Acknowledgements & Signatures for SIC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
____Owner	____Co-Owner	I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement.
____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.
____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
____Owner	____Co-Owner	**California:** In addition to the suitability standards noted above, a California investor's total investment in us shall not exceed 10% of his or her net worth.
____Owner	____Co-Owner	**Idaho:** In addition to the suitability standards above, the state of Idaho requires that each Idaho investor will not invest in the aggregate, more than 10% of his or her liquid net worth in shares of Sierra Income Corporation's common stock. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**Iowa:** In addition to the suitability standards noted above, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor's net worth that consists of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**Kansas:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**New Mexico:** In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**North Dakota:** In addition to the suitability standards noted above, North Dakota requires that shares mayonly be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.
____Owner	____Co-Owner	**Oklahoma:** In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC to 10% of his or her net worth (excluding home, furnishings, and automobiles.)
____Owner	____Co-Owner	**Ohio:** In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**Texas:** In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

8j. Subscriber Acknowledgements & Signatures for TGIF

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional units unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
____Owner	____Co-Owner	I/we have received the final Prospectus of TGIF at least five (5) business days before signing the Subscription Agreement. In addition, I (we) acknowledge that from time to time following the escrow period, the purchase price per unit may change and I (we) can access this information through TGIF's website.

8j. Subscriber Acknowledgements & Signatures for TGIF, continued Owner ____Co-Owner I (we) acknowledge that there is no public market for the units and, thus, my investment in units is not liquid. Owner ____Co-Owner I/we am/are purchasing the units for the account referenced above. Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a unitholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units. Owner ____Co-Owner California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth. Owner ____Co-Owner Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents. Owner ____Co-Owner Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP. Owner ____Co-Owner Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Owner ____Co-Owner New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth. Owner ____Co-Owner North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer. Owner ____Co-Owner Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Owner ____Co-Owner Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident’s investment in the issuer must not exceed ten percent (10%) of their liquid net worth. Owner ____Co-Owner Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer’s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles. 8k. Subscriber Acknowledgements & Signatures for GREC The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. Owner ____Co-Owner I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement. Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above. Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares. Owner ____Co-Owner California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth. Owner ____Co-Owner Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

8k. Subscriber Acknowledgements & Signatures for GREC, continued Owner Co-Owner Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets nus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity withgenerally accepted accounting principles. Owner Co-Owner Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year. Owner Co-Owner New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs. Owner Co-Owner North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us. Owner Co-Owner Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles). 8l. Subscriber Acknowledgements & Signatures Please check all funds applicable. ARC Global II ARC HT III ARC Hospitality CVMC REIT II GREC RFT RPT SIC TGIF UDF V BDCA II WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES AND/ OR UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES AND/OR UNITS MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER. FOR SIC INVESTORS ONLY BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT: YOU DO NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM. IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE. WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP. BEGINNING THE SECOND QUARTER OF 2013, WE INTEND TO IMPLEMENT A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE. YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME. AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST. BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWN TURN. DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES. PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED. FOR UDF V INVESTORS ONLY BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT: IF YOU PROVIDE PAYMENT THAT IN THE AGGREGATE DIFFERS FROM THE PAYMENT REQUIRED TO PURCHASE THE NUMBER OF SHARES INDICATED IN THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT OR IF YOUR CALCULATIONS OF THE SHARES TO BE PURCHASED WITH THE AMOUNT ACTUALLY SUBMITTED IS INCORRECT, YOUR SUBSCRIPTION WILL BE AUTOMATICALLY DEEMED A SUBSCRIPTION FOR THE MAXIMUM NUMBER OF SHARES THAT MAY BE PURCHASED FOR SUCH AMOUNT. DISTRIBUTIONS MAY BE FUNDED FROM BORROWINGS, OFFERING PROCEEDS, OR PROCEEDS FROM THE SALE OF ASSETS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND SIGNIFICANTLY REDUCE THE AMOUNT OF CAPITAL AVAILABLE FOR INVESTMENT BY UDF V. ANY CAPITAL RETURNED TO INVESTORS THROUGH DISTRIBUTIONS WILL BE RETURNED AFTER CERTAIN FEES AND EXPENSES ARE PAID TO THE SPONSOR OF THE UDF V OFFERING OR ITS AFFILIATES. CURRENT FORM AS OF 11/18/15 VERSION H

8l. Subscriber Acknowledgements & Signatures, continued IMPORTANT: The investor must go to Section 9 and complete it in its entirety and sign the certifications in Section 9 in order for the Multi-Offering Subscription Agreement to be considered valid for review. IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION For the selected funds above, if the investor signing below is acquiring the shares and/or units through an IRA or will otherwise beneficially hold the shares and/or units through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares and/or units even though the investor is not the record holder of the shares and/or units. Signing Section 8I will not constitute an execution of this Multi-Offering Subscription Agreement. Owner Signature Date Co-Owner Signature (If applicable) Date AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares and/or units of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders and/or unitholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (Custodian or Trustee) Date 9. U.S. Taxpayer Certifications See Guidelines for U.S. Taxpayer Certifications (the “guidelines”) in Section 9 of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete Section 9. Certification Exempt payee code (If any) Exemption from FATCA reporting code (If any) (Applies to accounts maintained outside the U.S.) Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write “Applied For” in the appropriate space below and see Obtaining a Number in the Guidelines). Certify by signing and dating below. OR Social Security Number Employer Identification Number Under penalties of perjury, I certify that: 1. The number shown above and in this Multi-Offering Subscription Agreement is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and 3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and 4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct. Certification instructions. You must check the box in item 2 above next to the statement that applies to you. Signature of Investor Print Name Date

10. Check Instructions For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a. For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement. PLEASE NOTE: Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements. American Realty Capital Global Trust II, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “American Realty Capital Global Trust II, Inc.” for the full purchase price, should be delivered to the address in Section 10a. American Realty Capital Healthcare Trust III, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “American Realty Capital Healthcare Trust III, Inc.” for the full purchase price, should be delivered to the address in Section 10a. Realty Finance Trust, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Realty Finance Trust, Inc.” for the full purchase price, should be delivered to the address in Section 10a. American Realty Capital Hospitality Trust, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “American Realty Capital Hospitality Trust, Inc.” for the full purchase price, should be delivered to the address in Section 10a. United Development Funding Income Fund V Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “United Development Funding Income Fund V” for the full purchase price, should be delivered to the address in Section 10a. Business Development Corporation of America II Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Business Development Corporation of America II” for the full purchase price, should be delivered to the address in Section 10a. RREEF Property Trust, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered to the address in Section 10a. Carter Validus Mission Critical REIT II, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT II, Inc.” for the full purchase price, should be delivered to the address in Section 10a. Sierra Income Corporation Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Sierra Income Corporation” for the full purchase price, should be delivered to the address in Section 10a. TriLinc Global Impact Fund Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered to the address in Section 10a. Greenbacker Renewable Energy Company Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered to the address in Section 10a. Greenbacker Renewable Energy Company Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

10a. Mailing Addresses

For ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality

Regular & Overnight Mail
c/o American National Stock Transfer, LLC
430 W. 7th Street
Kansas City, MO 64105-1407

For UDF V

Regular Mail
United Development Funding Income Fund V
c/o DST Systems, Inc.
P.O. Box 219096
Kansas City, MO 64121-9096

Overnight Mail
United Development Funding Income Fund V
c/o DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

For RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC (except in PA)

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

For GREC in PA (before escrow requirements are met)

Greenbacker Renewable Energy Company
c/o UMB Bank, N.A., as Escrow Agent
ATTN: Lara L. Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

For ARC Global II, ARC HT III, BDCA II, RFT, or ARC Hospitality:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (844) 276-1077

For CVMC REIT II, SIC, TGIF or GREC:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Phone: (888) 292-3178

For UDF V:

United Development Funding Income Fund V Investor Services
The United Development Funding Building
1301 Municipal Way, Suite 100
Grapevine, TX 76051
Phone: (817) 835-0650 or (800) 859-9338

For RPT:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Phone: (855) 285-0508

Multi-Offering Investor Instructions
(not required to be returned with Subscription Agreement)

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering. 1. Investment PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC. Minimum Initial Investment is $2,500 for RPT, ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality & UDF V. In no event shall any investment be less than $100. Minimum Initial Investment for for purchases through IRA or other qualified accounts is $1,000 for UDF V. 1a-1d. Select a Share and/or Unit Class 2. Account Type-Check One Box Only Please check the appropriate box to indicate the account type of the subscription. * Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts. 3. Enter Investment Title (ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, UDF V, CVMC REIT II, SIC, TGIF & GREC Only) 4. Enter Investor Information (ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, UDF V, CVMC REIT II, SIC, TGIF & GREC Only) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. 5. Enter Individual or Joint Account Information (RPT Only) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. 5a. Enter Entity Account Information (RPT Only) If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RPT reserves the right to require additional documents on future transactions. Please note this is not an all-inclusive list of documents. Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws Financial institution regulated by a federal regulator: Registration certificate Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship Estate: Appointment of executor(trix) certified within 60 days Bank regulated by a state bank regulator: Registration certificate Publicly-traded company: Please provide company’s CUSIP number Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

5b. Enter UGMA/UTMA Account Information (RPT Only) 5c. Enter Retirement/Savings Plan Information (RPT Only) 6. Enter Third Party Custodian Information If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or TGIF and/or GREC and/or RPT only or for joint purchases with ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or CVMC REIT II; however, we do not require that you use our IRA custodian. If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your Financial Advisor or our dealer manager. 6a. Enter Distribution Information 6b. Enter Broker-Dealer and Financial Advisor Information PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory. Required Representations: By signing Section 6b, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she: has discussed the investor’s prospective purchase of shares and/or units with such investor; has advised such investor of all fundamental risks related to the investment in the shares and/or units, and the risk that the investor could lose his or her entire investment in the shares and/or units; has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and The Broker-Dealer is duly licensed and may lawfully offer and sell the shares and/or units in the state of sale designated as the investor’s principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years. Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the funds referenced in Section 1 and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details. RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA. 6c. Select Electronic Delivery (Optional) 7. Limited Liability Company Agreement (TGIF & GREC Only) 8-8k Subscriber Acknowledgements & Signatures You must initial ALL appropriate representations for ALL funds applicable. IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. 8l. Subscriber Acknowledgements & Signatures Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 8—8k of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

9. Guidelines for U.S. Taxpayer Certifications Definition of a U.S. Person—For U.S. federal tax purposes, you are considered a U.S. person if you are: An individual who is a U.S. citizen or U.S. resident alien, A partnership, corporation, company or association created or organized in the United States or under the laws of the United States, An estate (other than a foreign estate), or A domestic trust (as defined in Treasury Regulations section 301.7701-7). What Number to Give the Requester—Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended. For this type of account: Give the SSN of: 1. An individual’s account The individual 2. Two or more individuals (Joint account) The actual owner of the account or, if combined funds, the first individual on the account (1) 3. Custodian account of a minor (Uniform Gift to Minors Act) The minor (2) 4. (a) The usual revocable savings trust account (grantor also is trustee) The grantor-trustee (1) (b) So-called trust account that is not a legal or valid trust under State law The actual owner (1) 5. Sole proprietorship or disregarded entity owned by an individual The owner (3) 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A)) The grantor (4) For this type of account: Give the SSN of: 7. Disregarded entity not owned by an individual The owner (3) 8. A valid trust, estate, or pension trust The legal entity (5) 9. Corporate or LLC electing corporate status on Form 8832 or Form 2553 The corporation 10. Association, club, religious, charitable, educational, or other tax-exempt organization The organization 11. Partnership or multi-member LLC The partnership or LLC 12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments The public entity 13. A broker or registered nominee The broker or nominee 14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B)) The trust (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) Note: Grantor also must provide a Form W-9 to trustee of trust. (5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. Obtaining a Number If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Payees Exempt from Backup Withholding and/or FATCA Reporting If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9, any code(s) that may apply to you. Exempt Payee Code Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

9. Guidelines for U.S. Taxpayer Certifications, continued The following codes identify payees that are exempt from backup withholding: 1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f )(2) 2. The United States or any of its agencies or instrumentalities 3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities 4. A foreign government or any of its political subdivisions, agencies, or instrumentalities 5. A corporation 6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7. A futures commission merchant registered with the Commodity Futures Trading Commission 8. A real estate investment trust 9. An entity registered at all times during the tax year under the Investment Company Act of 1940 10. A common trust fund operated by a bank under section 584(a) 11. A financial institution 12. A middleman known in the investment community as a nominee or custodian 13. A trust exempt from tax under section 664 or described in section 4947 For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Exempt payees described above should complete Section 9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B – The United States or any of its agencies or instrumentalities C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i) E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i) F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G – A real estate investment trust H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I – A common trust fund as defined in section 584(a) J – A bank as defined in section 581 K – A broker L – A trust exempt from tax under section 664 or described in section 4947 M – A tax exempt trust under a section 403(b) plan or section 457(g) plan Privacy Act Notice Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply. Penalties Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.